UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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WOLVERINE WORLD WIDE, INC.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Proxy Statement	Notice of 2012 Annual Meeting of Stockholders

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 19, 2012.

Wolverine’s Proxy Statement for the 2012 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2011, are available at www.wolverineworldwide.com/2012annualmeeting.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

March 12, 2012

Dear Stockholder,

You are invited to attend the 2012 Annual Meeting of Stockholders, that will be held on Thursday, April 19, 2012, at the Company’s headquarters in Rockford, Michigan.

The annual meeting will begin with an introduction of management attendees and directors, followed by voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and any other business matters properly brought before the meeting. The meeting will adjourn for a presentation on the Company’s business operations, and then resume for a report on the voting.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or through the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope.

Sincerely,

Blake W. Krueger

Chairman

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Summary

The following discussion highlights key information from the proxy statement of Wolverine World Wide, Inc. (“Wolverine Worldwide” or the “Company”). This is only a summary. You should review the complete 2012 Proxy Statement and the Company’s Annual Report on Form 10-K to learn more about these topics.

2011 Performance Highlights

Financial Highlights. 2011 was another year of record financial performance by the Company:

The Company had record full-year revenues of $1,409.1 million, growth of 12.9% over the prior full-year revenue. This record performance follows record revenue for 2010 of $1,248.5 million, 13.4% growth over 2009 revenues, and is the second consecutive year of double-digit revenue growth. The very strong 2011 results were driven by strong double-digit growth from each of the Company’s branded operating groups (the Outdoor Group, Lifestyle Group and Heritage Group), the Company’s consumer direct business, and favorable changes in foreign exchange rates.

The Company also had record full-year diluted earnings per share of $2.48, compared to reported full-year diluted earnings per share of $2.11 in 2010.

In addition, the Company:

»	had gross margin of 39.5%, equal to gross margin for 2010 despite the challenging product cost environment in 2011;

»	had record operating gross margin of 12.1%, compared to reported operating margin of 11.4% for 2010; and

Given the continued strong financial performance of the Company, the Board of Directors increased the Company’s dividend rate in 2011 to $0.12 per share, from $0.11 per share in 2010, resulting in a total dividend payout to stockholders of $22.6 million.

The Company also repurchased $65.3 million of its shares on the open market.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Compensation Highlights

The Company’s strong performance in 2011 is reflected in the compensation received by its named executive officers, as described in the Compensation Discussion and Analysis section of this proxy statement.

The Compensation Committee recommended, and the independent Directors of the Board of Directors unanimously approved, incentive compensation to the Company’s CEO, Blake W. Krueger, in an amount that reflected the Company’s strong 2011 financial performance. Consistent with the Company’s executive compensation philosophy, over 80% of Mr. Krueger’s total direct compensation was performance based and/or at risk.

Shareholder Actions

Election of Directors (Item 1) – Page 7

We have included key information about each of the directors standing for election, and his or her qualifications and experience relevant to the Company’s business and strategic objectives. For 2012, each director standing for election has previously served as a director of Wolverine Worldwide.

Ratification of Appointment of Independent Registered Public Accounting Firm (Item 2) – Page 55

We are asking the Company’s stockholders to ratify the Audit Committee’s selection of Ernst & Young LLP as the Company’s independent auditor for fiscal year 2012.

Advisory Vote on Executive Compensation (Item 3) – Page 55

We are asking the Company’s stockholders to indicate their support for Wolverine Worldwide’s NEO compensation, as described in this proxy statement, by casting a non-binding advisory vote in favor of the Company’s executive compensation program. Pages 24-27 set out a comparison of the Company’s financial performance to NEO compensation.

Approval of Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan)(Item 4) – Page 56

We are asking the Company’s stockholders to approve this plan, which was most recently approved by the stockholders at the 2007 Annual Meeting of Stockholders.

Approval of Amended and Restated Short-Term Incentive Plan (Annual Bonus Plan) (Item 5) – Page 59

We are asking the Company’s stockholders to approve this plan, which was most recently approved by the stockholders at the 2007 Annual Meeting of Stockholders.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

10:00 a.m., April 19, 2012

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

March 12, 2012

To our Stockholders:

We invite you to attend Wolverine Worldwide’s Annual Meeting of Stockholders at the Company’s headquarters located at 9341 Courtland Drive, N.E., Rockford, Michigan, on Thursday, April 19, 2012, at 10:00 a.m. Eastern Daylight Time. The annual meeting will begin with an introduction of management attendees and directors, after which stockholders will:

(1)	vote on the election of the four director nominees named in the proxy statement for three-year terms expiring in 2015;

(2)	vote on the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent auditor for the fiscal year 2012;

(3)	vote on an advisory resolution approving compensation for the Company’s named executive officers;

(4)	vote on Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan);

(5)	vote on Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan); and

(6)	transact other business that may properly come before the meeting.

The meeting will adjourn for a presentation on the Company’s business operations, then resume for a report on the voting results. You can vote at the meeting and any adjournment of the meeting if you were a stockholder of record on March 1, 2012.

By Order of the Board of Directors

R. Paul Guerre, Secretary

PROXY STATEMENT

Wolverine World Wide, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

We are furnishing you this proxy statement and enclosed proxy card in connection with the solicitation of proxies by the Board of Directors of Wolverine World Wide, Inc. to be used at the Annual Meeting of Stockholders of the Company. Distribution of this proxy statement and enclosed proxy card to stockholders is scheduled to begin on or about March 12, 2012.

You can ensure that your shares are voted at the meeting by submitting your instructions by telephone or through the Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope. Submitting your instructions or proxy by any of these methods will not affect your right to attend and vote at the meeting. We encourage stockholders to submit proxies in advance. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. In order to vote any shares at that meeting that are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

DIRECTORS

The Company’s Board of Directors (the “Board” or “Board of Directors”) consists of 12 directors. Wolverine Worldwide’s Amended and Restated By-laws (“By-laws”) divide the Board into three classes as nearly equal in number as possible. Each class serves a three-year term of office. At each annual meeting, the term of one class expires. Subject to Board approved exceptions, a director must retire and resign from the Board at the Annual Meeting of Stockholders following his or her 72nd birthday. The Board prides itself on its ability to recruit and retain directors who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and effectively serve the stockholders’ long-term interests. The Board’s Governance Committee acts as its nominating committee. The Committee, in anticipation of upcoming director elections and other potential or expected Board vacancies, searches for qualified individuals and recommends candidates for director openings to the full Board. At the Company’s expense, the Committee may retain a search firm or other external parties to assist it in identifying candidates. The Committee delegates day-to-day management and oversight of the external parties to the Chief Executive Officer (“CEO”) and the Company’s Senior Vice President of Global Human Resources. The Committee considers candidates suggested by directors, senior management and stockholders, and evaluates all candidates in the same manner. Stockholders may recommend individuals as potential director candidates by communicating with the Committee through one of the Board communication mechanisms described under the heading “Stockholders Communications Policy.” Stockholders that wish to recommend a director candidate must comply with the procedures set forth in the By-laws, posted on the Company’s website. Ultimately, the Board selects the Company nominees for election at each annual meeting.

Board Composition

As stated in the Company’s Corporate Governance Guidelines, Wolverine Worldwide seeks to achieve diversity in its Board membership by assembling a group of directors who have a broad range of skills, expertise, knowledge and contacts to benefit the Company’s business. The Governance Committee and the Board annually assess the current make-up of the Board, considering diversity across many dimensions, and the Committee uses this assessment when defining the criteria for a director search. The Committee, along with the Board, assesses the effectiveness of the diversity objective when reviewing Board composition. Among other things, the Board has determined that it is important to have individuals with one or a combination of the following skills and experiences on the Board:

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Footwear, apparel and retail experience.  The Company’s business focuses on the international marketing and sale of footwear and apparel, both in wholesale and retail markets. The Company has identified expanding its apparel and retail businesses as two important growth initiatives. The Board believes it is important to have directors with experience in the footwear, apparel and retail industries to provide insights into these and other areas that are critical to the Company’s success.

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Leadership experience.  The Board believes that directors with significant leadership experience, including CEO experience, provide it with special insights, including organization development and leadership practices, and individuals with this experience help the Company identify and develop its own leadership talent. They demonstrate a practical understanding of organizations, process, strategy, risk management and the methods to drive change and growth. These individuals also provide the Company with a valuable network of contacts and relationships.

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Global experience.  The Company’s products are sold in more than 190 countries and territories, reflecting the global nature of its business. In fiscal year 2011, approximately 40% of the Company’s revenues came from outside the U.S. and approximately 95% of the Company’s products were sourced from outside the U.S. Directors familiar with the challenges and opportunities faced by a global business add value to the Board.

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Finance experience.  The Company uses financial metrics in managing its overall operations and the operations of its business units. The Company and its stockholders value accurate financial tracking and reporting. The Board seeks directors that understand finance and financial reporting processes, including directors who qualify as audit committee financial experts. Experience as members of audit committees of other boards of directors also gives directors insight into best audit committee practices.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

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Public and private company experience.  The Company has been listed on the New York Stock Exchange (“NYSE”) since 1965. Although the Company’s brand leaders operate as part of a public company, management expects them to drive growth in their business units using the entrepreneurial spirit of private company leadership. The Board believes it is important to have directors who are familiar with the regulatory requirements and environment for publicly held corporations, and to have directors who have experience applying an entrepreneurial focus to building a company or business unit.

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Government experience.  A portion of the Company’s business involves government contracting, and the Company interacts with domestic and foreign governments routinely. The Board recognizes the importance of working constructively with governments around the world and believes it is helpful to have directors who have experience working in or with government.

We have set out below under “Item 1: Election of Directors” the specific qualifications and experience of the individual director nominees and directors. The Committee also considers an individual’s relative skills, background and characteristics, their exemplification of the highest standards of personal and professional integrity, independence under NYSE listing standards and the Company’s Director Independence Standards, potential contribution to the composition and culture of the Board, and ability and willingness to actively participate in the Board and committee meetings and to otherwise devote sufficient time to Board duties.

ITEM 1: ELECTION OF DIRECTORS – TERMS EXPIRING IN 2015

The Board has nominated four directors for election at the annual meeting on April 19, 2012: Mmes. Brenda J. Lauderback and Shirley D. Peterson and Messrs. Alberto L. Grimoldi and Joseph R. Gromek. Each director is nominated for a three-year term expiring at the annual meeting of stockholders to be held in 2015 or until his or her successor, if any, has been elected and is qualified. The Board’s nominees include three independent directors, as determined by the Board under the applicable rules for companies whose securities are traded on NYSE and the Company’s Director Independence Standards. Each director nominee currently serves on the Board and the shareholders elected each nominee at the Company’s 2009 annual meeting. The Company is not aware of any nominee who will be unable to or will not serve as a director. However, if a nominee is unable to serve or is otherwise unavailable for election, the incumbent directors may or may not select a substitute nominee. If the directors select a substitute nominee, the proxy holder will vote the shares represented by all valid proxies for the substitute nominee (unless you give other instructions).

ALBERTO L. GRIMOLDI	Director since 1994	Age 70
Chairman of Grimoldi, S.A.
Mr. Grimoldi’s experience includes footwear, apparel and retail industry experience, corporate leadership, international operations, government and branded marketing experience. Mr. Grimoldi has more than 25 years of experience in the footwear and retail industries with Grimoldi, S.A., a publicly traded company in Argentina that sells footwear and apparel in both wholesale and retail markets. Mr. Grimoldi has been Chairman of Grimoldi, S.A. since 1986. Mr. Grimoldi has significant additional international operations and finance experience in the private sector, including as a member of the Advisory Board of Ford Motor Company and as Vice Chairman of Banco Privado de Inversiones, S.A., an investment bank, as well as leadership and finance experience earned while in government service in Argentina as Undersecretary of Foreign Trade, Undersecretary of Economics and Labor, Secretary of Industry and a member of the board of the Central Bank of Argentina.

JOSEPH R. GROMEK	Director since 2008	Age 65
Retired President, Chief Executive Officer and a Director of The Warnaco Group, Inc.

Mr. Gromek’s experience includes footwear, apparel and retail industry, corporate leadership, international operations, public company officer and branded marketing experience. Mr. Gromek has more than 30 years of experience managing and marketing brands and 40 years of experience in the retail and apparel industry, including 15 years as a chief executive officer. From 2003 until his retirement in 2012, Mr. Gromek served as President, Chief Executive Officer and a Director of The Warnaco Group, Inc., a publicly traded company which designs, sources, manufactures, markets, retails, licenses and distributes a broad line of intimate apparel, sportswear and swimwear worldwide.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

As Chief Executive Officer of The Warnaco Group, Inc., Mr. Gromek oversaw extensive U.S. and international branded operations and points of distribution. Mr. Gromek also served as Chief Executive Officer of Brooks Brothers, Inc. from 1995 until 2002. Mr. Gromek is a Director of The Children’s Place Retail Stores, Inc. and Stanley M. Proctor Company.

BRENDA J. LAUDERBACK	Director since 2003	Age 61
Retired President of the Wholesale and Retail Group of Nine West Group, Inc.

Ms. Lauderback’s experience includes footwear, apparel and retail industry, corporate leadership, branded marketing, international operations, public company board and public company finance and accounting experience through audit committee service. Ms. Lauderback has more than 25 years of experience in the retail industry and more than 20 years of footwear, apparel, and accessories industry experience. From 1995 until her retirement in 1998, Ms. Lauderback was president of the Wholesale and Retail Group of Nine West Group, Inc., a footwear wholesaler and distributor. She previously was the President of the Wholesale Division of U.S. Shoe Corporation, a footwear manufacturer and distributor, a position that included responsibility for offices in China, Italy and Spain, and was a Vice President/General Merchandise Manager of Dayton Hudson Corporation, a retailer. Ms. Lauderback has more than 45 collective years of experience on public company boards and collective experience of more than 20 years on both audit committees and governance committees of public company boards and is chair of three governance committees. Ms. Lauderback is a director of Big Lots, Inc.; Denny’s Corporation and Select Comfort Corporation. During the preceding five years, Ms. Lauderback also was, but no longer is, a director of Irwin Financial Corporation.

SHIRLEY D. PETERSON	Director since 2005	Age 70
Retired Partner of Steptoe & Johnson LLP

Ms. Peterson’s experience includes legal, financial and executive management experience from both the public and private sectors, public company board, government and public company finance and accounting experience through audit committee service. Ms. Peterson has diverse management experience in various private and public sector roles, including President of Hood College, Assistant Attorney General of the Tax Division for the U.S. Department of Justice, Commissioner of the Internal Revenue Service and more than 20 years in private law practice as a tax attorney at the law firm Steptoe & Johnson LLP. From 1995 until her retirement in 2000, Ms. Peterson served as President of Hood College in Frederick, Maryland. Ms. Peterson has more than 35 collective years of experience on public company boards, including experience on boards of companies with significant international, retail, brand development, manufacturing and sourcing operations, as well as more than 25 collective years of experience serving on public company audit committees and more than 35 collective years of experience serving on public company governance committees, with an additional 13 years of experience serving on the governance committee of the DWS Fund Complex. Ms. Peterson is currently a director of The Goodyear Tire & Rubber Company and of AK Steel Holding Corporation. During the preceding five years, Ms. Peterson also was, but no longer is, a director of Federal-Mogul Corporation and Champion Enterprises, Inc., and was a director or trustee of various funds within the DWS Fund Complex.

Board Recommendation

The Board recommends that you vote “FOR” the election of the above nominees for terms expiring in 2015.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

CONTINUING DIRECTORS – ELECTED IN 2011 WITH TERMS EXPIRING IN 2014

WILLIAM K. GERBER	Director since 2008	Age 58
Managing Director of Cabrillo Point Capital LLC

Mr. Gerber’s experience includes public company, finance and accounting, apparel and retail industry, corporate leadership, international operations and public company officer and director experience. Mr. Gerber is Managing Director of Cabrillo Point Capital LLC, a private investment fund. He has held that position since 2008. From 1998 to 2007, Mr. Gerber was Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a publicly traded global staffing solutions company with operations in more than 35 countries. In this role, Mr. Gerber was responsible for investor relations, mergers and acquisitions and purchasing in addition to core Chief Financial Officer functions. In addition to Mr. Gerber’s 10 years of experience as Chief Financial Officer of Kelly Services, Inc., he has 15 years of experience in various finance roles, including Vice President, Finance, and Vice President, Corporate Controller, for Limited Brands, Inc., a publicly traded company in the apparel and retail industry. Mr. Gerber is a director of and Chairman of the Audit Committees of AK Steel Holding Corporation and Kaydon Corporation.

BLAKE W. KRUEGER	Director since 2006	Age 58
Chairman, Chief Executive Officer and President of Wolverine World Wide, Inc.

Mr. Krueger’s experience includes footwear, apparel and retail industry, corporate leadership, branded marketing, international operations, legal, and public company officer and board experience. Mr. Krueger has more than 15 years of experience as an executive officer of Wolverine World Wide, Inc., including nearly five years as Chief Executive Officer with responsibility for all aspects of the business, including international operations, brand management, apparel and accessories and retail development, footwear wholesale, manufacturing, sourcing, corporate governance, human resources and mergers and acquisitions. Mr. Krueger is currently Chairman of Wolverine World Wide, Inc., a position he assumed in January 2010, and Chief Executive Officer and President of Wolverine World Wide, Inc., positions he assumed in April 2007. From October 2005 until April 2007, Mr. Krueger served as President and Chief Operating Officer of Wolverine World Wide, Inc. From 2004 to October 2005, he served as Executive Vice President and Secretary of Wolverine World Wide, Inc. and President of the Heritage Brands Group. From 2003 to 2004, Mr. Krueger served as Executive Vice President and Secretary of Wolverine World Wide, Inc. and President of the Caterpillar Footwear Group. He has also previously served as Executive Vice President, General Counsel and Secretary of Wolverine World Wide, Inc. with various responsibilities including the human resources, retail, business development, accessory licensing, mergers and acquisitions, and legal areas. During the preceding five years, Mr. Krueger was, but no longer is, a director of Professionals Direct, Inc.

NICHOLAS T. LONG	Director since 2011	Age 53
Chief Executive Officer of MillerCoors LLC

Mr. Long’s experience includes corporate leadership, branded marketing and international operations. Mr. Long has more than 20 years of experience as a senior executive in the beverage industry, including senior assignments in more than 60 countries. Mr. Long has been Chief Executive Officer of MillerCoors LLC since 2011. From 2008 to 2011, Mr. Long served as President and Chief Commercial Officer of MillerCoors. From 2007 to 2008, Mr. Long served as Chief Executive Officer of Miller Brewing Company and he served as Chief Marketing Officer of Miller Brewing Company from 2005 to 2007. Prior to joining Miller Brewing Company, Mr. Long spent 17 years in various senior leadership positions at The Coca-Cola Company, including Vice President of Strategic Marketing Global Brands, Vice President Strategic Marketing Research and Trends, President of Coca-Cola’s Great Britain and Ireland Division and President of the Northwest Europe Division.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

MICHAEL A. VOLKEMA	Director since 2005	Age 56
Chairman of Herman Miller, Inc.

Mr. Volkema’s experience includes corporate leadership, branded marketing, international operations, public company officer and board experience and public company finance and accounting experience through audit committee service. Mr. Volkema has more than 20 years of experience as a senior executive in the home and office furnishings industry, including nine years as Chief Executive Officer of Herman Miller, Inc., a leading designer and manufacturer of furnishings for the office and home, and a publicly traded company with international, branded operations. Mr. Volkema has been Chairman of Herman Miller, Inc. since 2000. Mr. Volkema became President and Chief Executive Officer of Herman Miller in 1995 and held those positions until 2003 and 2004, respectively. Mr. Volkema has more than 25 collective years of experience on public company boards, including 11 years as Chairman of the Board at Herman Miller, Inc., and including service on public company compensation and audit committees. Mr. Volkema also is a director at Milliken & Company, a privately held, innovation-based company serving textile, chemical, and floor covering markets. During the preceding five years, Mr. Volkema was, but no longer is, a director of Champion Enterprises, Inc. and Applebee’s International, Inc.

CONTINUING DIRECTORS – ELECTED IN 2010 WITH TERMS EXPIRING IN 2013

JEFFREY M. BOROMISA	Director since 2006	Age 57
Retired Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, and member of Kellogg Company’s Global Leadership Team

Mr. Boromisa’s experience includes public company officer, finance and accounting, corporate leadership, branded marketing and international operations experience. This experience includes service as Chief Financial Officer, other senior finance roles and in senior roles involving executive management, brand management, marketing and international operations, during his more than 25 year career at Kellogg Company, a publicly traded, multinational company and leading global cereal, snack and specialty foods company. Mr. Boromisa was Executive Vice President of Kellogg International, President of Latin America; Senior Vice President of Kellogg Company, and a member of Kellogg Company’s Global Leadership Team from 2008 through his retirement in March 2009. From 2006 until 2008, Mr. Boromisa served as Executive Vice President of Kellogg International, President of Asia Pacific and Senior Vice President of the Kellogg Company, as well as serving as a member of Kellogg Company’s Global Leadership Team. From 2004 until 2006, he was Senior Vice President and Chief Financial Officer of Kellogg Company. In 2002, Mr. Boromisa was promoted to Senior Vice President, Corporate Controller and Chief Financial Officer of Kellogg International. Mr. Boromisa served as Vice President and Corporate Controller of Kellogg Company from November 1999 until 2002. In 1997, he was promoted to Vice President – Purchasing of Kellogg North America, and from 1981 to 1997, served Kellogg Company in various financial positions. Mr. Boromisa also is a director at Haworth, Inc., a privately held, international, office furniture design and manufacturing company.

DAVID T. KOLLAT	Director since 1992	Age 73
President and Chairman of 22, Inc.

Mr. Kollat’s experience includes apparel and retail industry, branded marketing, corporate leadership, public company officer and board experience and public company finance and accounting experience through audit committee service. Mr. Kollat has been President and Chairman of 22, Inc., a company specializing in research and management consulting for retailers and consumer goods manufacturers, since 1987. In addition to his marketing and management experience as President and Chairman of 22, Inc., Mr. Kollat has 11 years of experience as Executive Vice President, Marketing, and a member of the executive committee of Limited Brands, Inc., a publicly traded company operating in the apparel

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

and retail industry, and three years at Limited Brands, Inc. as President of Victoria’s Secret Direct. Mr. Kollat has 90 collective years of experience serving on public company boards, including experience on audit (13 years), compensation (17 years), governance (9 years) and finance (9 years) committees of public company boards. Mr. Kollat is Lead Director of Wolverine and currently serves as a director of Limited Brands, Inc.; Big Lots, Inc.; and Select Comfort Corporation. In 2009, prior to Mr. Kollat’s re-election as a director, the Board decided to waive the Company’s age 72 resignation requirement for Mr. Kollat, allowing him to serve an additional term ending in 2013.

DAVID P. MEHNEY	Director since 1977	Age 72
President of The KMW Group, Inc.

Mr. Mehney’s experience includes corporate leadership, branded marketing and international operations experience. Mr. Mehney has been President of The KMW Group, Inc. since 1966. The KMW Group, Inc. and its subsidiaries import and distribute medical products in the United States, Canada, Europe and Asia and distribute marine products in Michigan. Mr. Mehney’s experience with The KMW Group, Inc. includes establishing foreign-owned brands in the United States market and the distribution of sourced products in the United States, Canada, Europe and Asia. Mr. Mehney has been associated with Wolverine’s business and industry for nearly 35 years as a member of Wolverine’s Board of Directors.

TIMOTHY J. O’DONOVAN	Director since 1993	Age 66
Retired Chairman of the Board and Chief Executive Officer of Wolverine World Wide, Inc.

Mr. O’Donovan’s experience includes footwear, apparel and retail industry, corporate leadership, branded marketing, international operations, public company officer and board experience and public company finance and accounting experience through audit committee service. Mr. O’Donovan has more than forty years of experience with Wolverine Worldwide, including two years as non-executive Chairman of the Board and seven years as Chief Executive Officer, with responsibility for all aspects of the business, including international operations, brand management, apparel and accessories and retail development, footwear wholesale, manufacturing, sourcing, corporate governance, human resources and mergers and acquisitions. Mr. O’Donovan is a former Chairman of the Board of Wolverine Worldwide, and served in that position from April 2005 through December 2009. In April 2007, Mr. O’Donovan retired as Chief Executive Officer of Wolverine Worldwide, a position which he held since April 2000. Mr. O’Donovan served Wolverine Worldwide as its Chief Executive Officer and President from April 2000 until April 2005, and as Chief Operating Officer and President from 1996 until April 2000. Before 1996, Mr. O’Donovan was Executive Vice President of Wolverine Worldwide. Mr. O’Donovan has more than 30 collective years of experience on public company boards and service on both audit (six years) and compensation (seven years) committees of public company boards. Mr. O’Donovan is currently a director of Spartan Stores, Inc. and Kaydon Corporation.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

CORPORATE GOVERNANCE

GOVERNANCE PRINCIPLES

The Board’s Corporate Governance Guidelines (including the Director Independence Standards); the Charter for each Board standing committee (Audit, Compensation and Governance); the Company’s Certificate of Incorporation; By-laws; Code of Conduct & Compliance and its Accounting and Finance Code of Ethics all are available on the Wolverine Worldwide website at http://www.wolverineworldwide.com/investor-relations/corporate-governance/. The Board and committees annually review and update these and other key governance documents.

The Board and each standing committee conduct an annual self-assessment. Each director also evaluates the performance of the other directors as part of the Board self-assessment. The Lead Director, currently Mr. Kollat, working with the Governance Committee, reviews the Board self-assessment with directors following the end of each fiscal year. Committee Chairpersons review the committee self-assessments with their respective committee members and discuss them with the Board. The Lead Director, working with the Governance Committee, develops and implements guidelines evaluating all directors standing for nomination and re-election.

Risk Oversight

The Board oversees the Company’s risk management and mitigation activities directly through presentations by and discussions with the CEO, Chief Financial Officer (“CFO”), General Counsel, brand and department leaders, and other members of management. The Company’s management Risk Advisory Committee, consisting of the CFO and other senior level functional executives, meets periodically and leads management’s risk management and mitigation processes. These processes include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and litigation compliance, financial reporting and control, and information technology and security. The Director of Risk Management and Director of Internal Audit jointly coordinate management’s day-to-day risk management and mitigation processes and report directly to the CFO. The Director of Internal Audit also reports directly to the Audit Committee. The Director of Internal Audit also reviews with the Audit Committee quarterly and the full Board annually management’s risk assessments and mitigation strategies for significant risks. The Board also has delegated the following risk management and mitigation oversight responsibilities to its standing committees, which meet regularly to review and discuss risk topics and then report to the full Board:

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The Audit Committee oversees the Company’s risk policies and processes relating to its financial statements and financial reporting processes, credit risks, and liquidity risks. The Committee also reviews the Company’s policies and systems with respect to risk assessment and risk management. The Committee discusses with management and the independent auditors significant risks or exposures and the steps taken by management to resolve them. The Committee oversees the Company’s procedures for the receipt, retention and treatment of complaints relating to accounting and auditing matters and oversees the Company’s management of legal and regulatory compliance systems.

»

The Compensation Committee monitors the risks associated with management resources; organization structure; succession planning, hiring, development and retention processes; and reviews and evaluates what effects the Company’s compensation structure may have on risk decisions.

»	The Governance Committee oversees risks related to the Company’s governance structure and processes and risks arising from related person transactions.

Risk Considerations in Compensation Programs

The Company reviewed its employee compensation programs to assess whether any of those programs included incentives that created risks likely to have a material adverse impact on the Company. As part of this review, the Company compiled comprehensive information about the Company’s incentive plans, including identifying all incentive plans, reviewing the Company’s compensation philosophy, evaluating key incentive plan design features, and reviewing historic payout levels and pay mix. The Compensation Committee reviewed the executive compensation programs, with management’s assistance, and managers from the Company’s human resources and legal departments reviewed the non-executive compensation programs.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Board Leadership

The Company’s CEO currently also serves as the Chairman of the Board. Since 1993, the Company has had an independent Lead Director who functions in many ways similar to how an independent Chairman would function. This long-established structure provides the Board with independent oversight of the CEO’s leadership. The Board believes that it should decide whether to separate the roles of Chairman and CEO based upon the Company’s circumstances at the time and considers the Board’s leadership structure as part of the succession planning process. The Company’s business currently focuses on the development of its footwear, apparel and retail business. Because the Company does not operate multiple, unrelated business segments and given the size of the Company, the Board believes that separating the Chairman and CEO roles at this time would add unnecessary complexity to the organization structure without adding materially to Board oversight of the CEO function. The Company’s independent directors annually select an independent Lead Director. As outlined in the Corporate Governance Guidelines, the duties of the Lead Director include:

»	reviewing and approving the agenda and scheduling for Board and committee meetings;

»	overseeing and approving information sent to the Board;

»	presiding over executive sessions and having the authority to call executive sessions;

»	serving as a liaison between the Chairman and the independent directors;

»	presiding over Board meetings in the absence of the Chairman; and

»	being available for consultation and communication with stockholders, as appropriate.

Director Independence

The Board annually assesses the independence of all directors. The Board has nine independent directors out of twelve directors representing a substantial majority (75%) of the Board, and eleven non-management directors. The non-management directors meet periodically each year in executive session. All of the Board’s committees are comprised entirely of independent directors. The Board believes that this structure provides for meaningful and effective oversight of management by the independent directors. No director qualifies as “independent” unless the Board affirmatively determines that the director is independent under the Company’s Director Independence Standards and the listing standards of the NYSE. For over 15 years, Wolverine Worldwide has not had more than two active or former management employees as directors. When determining whether a director is independent, the Board considers the factors identified below and such other factors that the Board deems relevant. The Director Independence Standards define an “Independent Director” as a director who:

»	is not, and in the past three years has not been, an employee of the Company;

»	does not have, and has not had within the last three years, an immediate family member employed as an executive officer of the Company;

»

has not received, and has not had an immediate family member receive during any twelve-month period within the last three years, any direct compensation from the Company in excess of $120,000 (other than compensation for Board service; compensation received by the director for former service as an interim Chairman, CEO or other executive officer; compensation received by the director’s immediate family member for service as a non-executive employee; or pension and other forms of deferred compensation for prior service if such compensation is not contingent in any way on continued service);

»	is not a current employee or partner of a firm that is the Company’s internal or external auditor (“Company Auditor”);

»

has not been, and has not had an immediate family member who has been within the last three years, a partner or employee of a Company Auditor and personally worked on the Company’s audit within that time;

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»	has not had an immediate family member who is (i) a current partner of a Company Auditor, or (ii) a current employee of a Company Auditor who personally works on Wolverine Worldwide’s audit;

»

is not, and has not been within the last three years, part of an interlocking directorate in which a current executive officer of Wolverine Worldwide serves or served on the compensation committee of another company where the director or the director’s immediate family member concurrently serves or served as an executive officer;

»

is not an employee, majority owner or person in control of another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the last three fiscal years, exceeds the lesser of $250,000 or 10% of the other company’s consolidated gross revenues;

»

does not have an immediate family member who is an executive officer of another company that has made payments to, or received payments from, Wolverine Worldwide for property or services in an amount which, in any of the past three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues;

»

is not an executive officer, trustee or board member of a tax exempt organization to which Wolverine Worldwide has made in the past three fiscal years contributions that, in any single fiscal year, exceeded the greater of $50,000 or 2% of the non-profit organization’s, foundation’s or educational institution’s consolidated gross revenues; or

»	has not had any other direct or indirect relationship with Wolverine Worldwide, which the Board determines is material.

“Immediate Family Member” covers spouses, parents, children, siblings, in-laws, and any person (other than domestic employees) sharing the household of any director, nominee for director, executive officer, or significant stockholder of a company.

Under these standards, and in conformity with the listing standards of the NYSE, the Board has determined that the following directors are independent: Jeffrey M. Boromisa, William K. Gerber, Joseph R. Gromek, David T. Kollat, Brenda J. Lauderback, Nicholas T. Long, David P. Mehney, Shirley D. Peterson, and Michael A. Volkema. Mr. Krueger is not independent because he currently is the Company’s CEO and President. Mr. Grimoldi is not independent because he is the Chairman and 35% owner of a company that made payments to Wolverine in excess of $1,000,000 per year in the last three years. Mr. O’Donovan is not independent because he serves as a director of a foundation board and the Company contributes to the foundation. In evaluating Mr. Mehney’s independence, the Board considered the transactions between a company partly owned by Mr. Mehney’s son and the Company, as set forth in the “Certain Relationships and Related Transactions” section.

Board of Directors and Committees

The stockholders elect the Board to oversee Company management. The Board delegates authority to the CEO and senior management to pursue the Company’s mission, and oversees the CEO’s and senior management’s conduct of the Company’s business. In addition to its general oversight function, the Board reviews and assesses the Company’s strategic and business planning, senior management’s approach to addressing significant risks, and has additional responsibilities including, but not limited to, the following:

»	reviewing and approving the Company’s key objectives and strategic business plans and monitoring implementation of those plans and the Company’s success in meeting identified objectives;

»	reviewing the Company’s financial objectives and major corporate plans, business strategies and actions;

»	selecting, evaluating and compensating the CEO and overseeing CEO succession planning;

»	providing advice and oversight regarding the selection, evaluation, development and compensation of senior management;

»	reviewing significant risks confronting the Company and alternatives for their mitigation; and

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»

assessing whether adequate policies and procedures are in place to safeguard the integrity of the Company’s business operations and financial reporting and to promote compliance with applicable laws and regulations, and monitoring management’s administration of those policies and procedures.

During 2011, the Board held six meetings. The Company expects directors to attend every meeting of the Board and the committees on which they serve and attend the annual meeting of stockholders. In 2011, each director then serving on the Board attended the 2011 Annual Meeting of Stockholders and all directors attended at least 75% of the meetings of the Board and the committees on which they served. The following table identifies the current committee members of each of the Board’s three standing committees and the number of meetings each committee held in 2011.

Name	Audit	Compensation	Governance
Jeffrey M. Boromisa	X*
William K. Gerber	X	X
Alberto L. Grimoldi
Joseph R. Gromek		X	X
David T. Kollat		X
Blake W. Krueger
Brenda J. Lauderback	X		X*
Nicholas T. Long
David P. Mehney
Timothy J. O’Donovan
Shirley D. Peterson	X		X
Michael A. Volkema		X*	X
Number of Meetings	12	8	6

*	Current Committee Chairperson

Audit Committee.  The Board has determined that each Audit Committee member is “independent” as defined by NYSE rules and the Sarbanes-Oxley Act of 2002, as applicable to audit committee members, and that all satisfy the NYSE “financial literacy” requirement. Mr. Boromisa and Mr. Gerber are “audit committee financial experts” under Securities and Exchange Commission (“SEC”) rules. The Audit Committee:

»	represents and assists the Board in fulfilling its oversight responsibility regarding Wolverine Worldwide’s financial reporting and accounting process;

»	appoints, retains, compensates, oversees, evaluates and, if appropriate, terminates the independent auditors;

»	annually reviews the performance, effectiveness, objectivity and independence of the independent auditors and Wolverine Worldwide’s internal audit function;

»	obtains and reviews the independent auditors’ internal quality control report and other reports required by applicable rules, regulations and standards;

»	assesses auditor independence;

»	establishes procedures for the receipt, retention and treatment of complaints regarding accounting and auditing matters;

»

meets to review with management and Wolverine Worldwide’s independent auditors Wolverine Worldwide’s financial statements, including disclosures in Management’s Discussion and Analysis of Financial Condition and Results of Operations, that are included in Wolverine Worldwide’s reports on Form 10-Q and Form 10-K;

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»

reviews Wolverine Worldwide’s policies and systems with respect to risk assessment and risk management and discusses with management and the independent auditors significant risks or exposures and the steps taken by management to mitigate them;

»	discusses with internal auditors and the independent auditors the overall scope and plans for their respective audits;

»	oversees Wolverine Worldwide’s legal and regulatory compliance systems and reviews the Company’s codes of conduct and programs to monitor compliance with such codes;

»	receives reports on, reviews and discusses the implementation and effectiveness of the Company’s compliance programs;

»	reviews and discusses the adequacy and effectiveness of Wolverine Worldwide’s internal control over financial reporting and disclosure controls and procedures; and

»	establishes policies and procedures relating to the engagement of the independent auditors, including pre-approval policies and procedures.

Compensation Committee.  The Board has determined that each Compensation Committee member is “independent” as defined by NYSE rules. The Compensation Committee:

»

assists the Board of Directors in discharging its responsibilities relating to executive compensation and fulfilling its responsibilities relating to Wolverine Worldwide’s compensation and benefit programs and policies;

»	oversees the overall compensation structure, policies and programs, and assesses whether the compensation structure establishes appropriate incentives for management and employees;

»	administers and makes recommendations with respect to incentive compensation plans, including stock option and other equity-based incentive plans;

»	reviews and approves the compensation of elected corporate officers and other executives, including bonuses and equity compensation;

»	oversees the risks associated with management resources, organization structure, and succession planning, hiring, development and retention processes;

»	oversees the Company’s management of any material risk associated with its compensation structure, policies and programs;

»

reviews and approves corporate and personal goals and objectives relevant to CEO compensation, evaluates the performance of the CEO in light of these goals and objectives, and, together with the other independent directors, approves the compensation of the CEO based on the evaluation;

»

reviews and discusses with management Wolverine Worldwide’s Compensation Discussion and Analysis and related disclosures required by the rules of the SEC and recommends to the Board of Directors whether such disclosures should be included in the annual report and proxy statement;

»	reviews and approves the design of benefit plans pertaining to executives;

»	reviews and recommends employment agreements and severance arrangements for executives, including change in control provisions, plans or agreements;

»	establishes stock ownership guidelines for directors and executive officers and monitors compliance with the guidelines; and

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»	considers and recommends to the Board of Directors the frequency of the Company’s advisory vote on executive compensation.

Compensation Committee Interlocks and Insider Participation.  During fiscal year 2011, none of the members of the Compensation Committee, which consisted of Messrs. Gerber, Gromek, Kollat and Volkema, was an officer or employee of the Company, was a former officer of the Company, nor had a relationship with the Company requiring disclosure as a related party transaction under Item 404 of Regulation S-K. None of the Company’s executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served as a director on the Company’s Board of Directors or on the Compensation Committee.

See the “Compensation Discussion and Analysis” section below for more information regarding the Compensation Committee’s processes and procedures.

Governance Committee.  The Board has determined that each Governance Committee member is “independent” as defined by NYSE rules. The Governance Committee:

»	assists the Board of Directors in fulfilling its responsibilities on matters and issues related to the Company’s corporate governance practices;

»	in conjunction with the Board of Directors, establishes qualification standards for membership on the Board of Directors and its committees;

»

leads the search for individuals qualified to become members of the Board of Directors, reviews the qualifications of candidates for election to the Board of Directors and assesses the contributions and independence of incumbent directors eligible to stand for reelection to the Board;

»	establishes procedures for the consideration of candidates for the Board of Directors recommended for the Committee’s consideration by the Company’s stockholders;

»

selects and recommends to the Board of Directors the Company’s nominees for election or reelection by the stockholders at the annual meeting, and fills vacancies and newly created directorships on the Board of Directors;

»	develops and recommends to the Board of Directors corporate governance guidelines, reviews the guidelines on an annual basis, and recommends any changes to the guidelines as necessary;

»	establishes and recommends to the Board guidelines, in accordance with applicable rules and regulations, to be applied when assessing the independence of directors;

»

considers applicable rules, regulations and disclosure obligations regarding the presence of an “audit committee financial expert” on the Audit Committee and recommends to the Board of Directors actions to address such requirements;

»	reviews and approves related person transactions, as defined in applicable SEC rules, and establishes policies and procedures for the review, approval and ratification of related person transactions;

»	oversees risks related to the Company’s governance structure and processes and risks arising from related person transactions;

»	annually reviews the compensation of directors for service on the Board of Directors and committees and makes recommendations to the Board of Directors regarding such compensation;

»	recommends to the Board of Directors key executives to serve as corporate officers;

»

annually reviews and makes recommendations to the Board of Directors concerning the structure, composition and functioning of the Board of Directors and its committees and recommends to the Board of Directors, directors to serve as committee members and chairpersons;

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»	reviews and recommends to the Board of Directors retirement and other tenure policies for directors;

»	reviews directorships in other public companies held by or offered to directors and senior officers of the Company;

»	reviews and assesses channels through which the Board of Directors receives information, and the quality and timeliness of information received; and

»	develops and recommends to the Board of Directors for its approval an annual self-evaluation process for the Board and its committees, and oversees the evaluation process.

Code of Conduct & Compliance and Accounting and Finance Code of Ethics

The Board has adopted a Code of Conduct & Compliance for the Company’s directors, officers and employees. The Board also has adopted an Accounting and Finance Code of Ethics (“Accounting and Finance Code”). This Accounting and Finance Code focuses on the financial reporting process and applies to the Company’s CEO, CFO and Corporate Controller. The Company will disclose on its website at www.woverineworldwide.com/investor-relations/corporate-governance, in accordance with all applicable laws and regulations, amendments to, or waivers from, its Code of Conduct & Compliance or its Accounting and Finance Code.

Stockholder Communications Policy

Stockholders and other interested parties may communicate with members of Wolverine Worldwide’s Board through various links provided on Wolverine Worldwide’s website at www.wolverineworldwide.com/investor-relations/corporate-governance/, or by sending correspondence to the Board, the independent directors as a group, a specific Board committee or a director (including the Lead Director) c/o Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351. The Secretary reviews all communications to determine whether the contents include a message to a specific director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. The Secretary will route items warranting prompt response, but not addressed to a specific director, to the applicable committee chairperson. You may submit any suggestions, concerns or reports of misconduct at Wolverine Worldwide or complaints or concerns regarding Wolverine Worldwide’s financial statements and accounting, auditing, internal control and reporting practices on www.WolverineReportLine.com (anonymously, if desired) or by writing to the Audit Committee c/o the Secretary at the above address.

NON-EMPLOYEE DIRECTOR COMPENSATION IN FISCAL YEAR 2011

Wolverine Worldwide’s director compensation philosophy is to pay compensation competitive with compensation paid by companies of similar size in the same industries, same region and with whom Wolverine Worldwide competes for director candidates. Each year, the Governance Committee, with input from management, reviews director compensation and compares it to market data for companies of similar size in the same industries, and companies of similar size in the geographic region of Wolverine Worldwide’s headquarters. The following table provides information concerning the compensation of the Company’s non-employee directors for its fiscal year ended December 31, 2011 (“fiscal year 2011”). Mr. Krueger does not receive any compensation for his services as a director other than his compensation as CEO.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Name	Fees Earned or Paid in Cash[1] ($)	Option Awards[2] ($)	Total ($)
Jeffrey M. Boromisa	$125,000	$29,573	$154,573
William K. Gerber	$117,000	$29,573	$146,573
Alberto L. Grimoldi	$100,000	$29,573	$129,573
Joseph R. Gromek	$114,000	$29,573	$143,573
David T. Kollat	$135,000	$29,573	$164,573
Brenda J. Lauderback	$127,000	$29,573	$156,573
Nicholas T. Long	$50,000	$59,008	$109,008
David P. Mehney	$100,000	$29,573	$129,573
Timothy J. O’Donovan	$100,000	$29,573	$129,573
Shirley D. Peterson	$117,000	$29,573	$146,573
Michael A. Volkema	$129,000	$29,573	$158,573

[1]

Represents cash payments received or deferred by directors in fiscal year 2011. Directors may defer director fees and receive stock units pursuant to the Deferred Compensation Plan. The following table shows the Fees Earned or Paid in Cash separated into amounts received in cash, the cash amounts Directors voluntarily deferred, and amounts required to be deferred under the annual equity retainer that will be paid out in stock:

Name	Fees Paid in Cash	Cash Amounts Voluntarily Deferred	Cash Amounts Deferred Through Annual Equity Retainers
Jeffrey M. Boromisa	-	$75,000	$50,000
William K. Gerber	$67,000	-	$50,000
Alberto Grimoldi	-	$50,000	$50,000
Joseph R. Gromek	-	$64,000	$50,000
David T. Kollat	$85,000	-	$50,000
Brenda J. Lauderback	$57,750	$19,250	$50,000
Nicholas T. Long	$25,000	-	$25,000
David P. Mehney	-	$50,000	$50,000
Timothy J. O’Donovan	$50,000	-	$50,000
Shirley D. Peterson	$67,000	-	$50,000
Michael A. Volkema	$79,000	-	$50,000

[2]

Represents the aggregate grant date fair value of stock options granted to non-employee directors in fiscal year 2011, calculated in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718. The chart below lists the aggregate outstanding option awards held by non-employee directors at the end of fiscal year 2011. For valuation assumptions, see the Stock-Based Compensation footnote to Wolverine Worldwide’s Consolidated Financial Statements for fiscal year 2011.

Name	Option Awards Outstanding at December 31, 2011 (#)
Jeffrey M. Boromisa	24,853
William K. Gerber	21,008
Alberto Grimoldi	43,442
Joseph R. Gromek	20,426
David T. Kollat	43,442
Brenda J. Lauderback	20,912
Nicholas T. Long	5,351
David P. Mehney	15,977

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Name	Option Awards Outstanding at December 31, 2011 (#)
Timothy J. O’Donovan*	262,032
Shirley D. Peterson	20,912
Michael A. Volkema	29,020

* The Company granted Mr. O’Donovan 247,915 of these stock options when he was an executive officer of the Company.

For fiscal year 2011, the Company compensated non-employee directors as follows:

Component	Cash	Options	Stock Units
Newly Appointed or Elected Director	$0	Number of options equal to $210,000 divided by closing market price of the Company’s common stock on date of initial election or appointment[1]
Annual Director Fee	$35,000	Number of options equal to $105,000 divided by closing market price of the Company’s common stock on date of Annual Meeting[1]	Number of stock units equivalent to $50,000 determined by dividing the dollar grant amount by the closing market price of the Company’s common stock on the date of the grant [2]
Board Meeting Annual Fee[3]	$15,000
Audit Committee Meeting Annual Fee[3]	$10,000
Audit Committee Chairperson Annual Fee	$15,000
Compensation Committee Meeting Annual Fee[3]	$7,000
Compensation Committee Chairperson Annual Fee	$15,000
Governance Committee Meeting Annual Fee[3]	$7,000
Governance Committee Chairperson Annual Fee	$10,000
Lead Director Annual Fee[4]	$70,000

[1]

For fiscal year 2011, each non-employee director, except Mr. Long, received 2,693 options granted in April 2011 under the Stock Incentive Plan of 2010. Mr. Long joined the Board of Directors in July 2011 and received 5,351 options granted under the Stock Incentive Plan of 2010. These options were fully vested on the grant date and have a term of 10 years. The exercise price of options granted is equal to the closing market price of Wolverine’s common stock on the date each option is granted.

[2]

For fiscal year 2011, one grant was made on the first business day of each calendar quarter, and a grant was made to Mr. Long in the fourth quarter based on his joining the Board in July 2011. For fiscal year 2011, the Company credited each non-employee director with an aggregate of 1,375 (722 for Mr. Long, based on partial-year service) stock units. Stock units are fully vested on the grant date and are credited under the Amended and Restated Outside Directors’ Deferred Compensation Plan (the “Deferred Compensation Plan”). The terms of the Deferred Compensation Plan and stock units are described below. For fiscal year 2011, the Company increased the number of stock units to an amount equal to $50,000. Beginning in 2012, the Annual Equity Award for each non-employee director will increase from $50,000 to $52,000.

[3]	Directors also receive, for each meeting during the year in excess of the trigger listed below, an additional per-meeting fee. No excess meeting fees were paid in 2011.

	Trigger	Meeting Fee
Board	10	$3,000
Audit	15	$1,000
Compensation	10	$1,000
Governance	10	$1,000

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

[4]

Lead Director Annual Fee is in lieu of the annual cash retainer. The Lead Director also receives the standard director fee for attendance at Board meetings and the annual grant of stock options, but does not receive attendance fees for committee meetings.

Wolverine Worldwide also pays director expenses associated with attending Board and committee meetings and other Wolverine Worldwide functions, and industry functions such as trade shows. It also pays spouse travel expenses in connection with international Board strategic planning meetings, which typically happen every other year and did happen in 2011. In addition, the Company provides office space and administrative assistance to directors who visit the Company’s headquarters or other locations. From time-to-time, Wolverine Worldwide provides directors with samples of Wolverine Worldwide products of nominal value for review and assessment. Wolverine Worldwide reimburses directors for some approved expenses relating to director education. Directors who are also employees of Wolverine Worldwide or any of its subsidiaries do not receive an annual cash or equity retainer and do not receive compensation for attendance at Board or committee meetings.

Deferred Compensation Plan.  In 2008, Wolverine Worldwide adopted the Deferred Compensation Plan, a supplemental nonqualified deferred compensation plan for directors who are not employees of Wolverine Worldwide or its subsidiaries. Wolverine Worldwide continues to maintain a separate non-employee director deferred compensation plan that applies to benefits accrued under that plan before January 1, 2005. The Deferred Compensation Plan permits all non-employee directors to defer 25%, 50%, 75% or 100% of their director fees. Deferred compensation is deemed to be invested in Wolverine Worldwide common stock. Wolverine Worldwide establishes an account on its books for such director. Wolverine Worldwide credits such account with a number of stock units equal to the amounts deferred and annual equity retainer amounts described above, divided by the closing market price of common stock on the payment date. The Company also credits director accounts with dividend equivalents in the form of additional stock units.

Upon a director’s termination of service or such later date as a director selects, the Company distributes accumulated stock units in the director’s account in shares of Wolverine Worldwide common stock. The distribution is a single, lump-sum payment, or is annual installment payments over a period of up to 20 years (10 years under the prior plan). The Company converts each stock unit to one share of Wolverine Worldwide common stock.

Upon a “change in control”, the Company distributes to the director, in a single lump sum payment, Wolverine Worldwide common stock in a number of shares equal to the stock units credited to a director’s account. The Deferred Compensation Plan defines “change in control” as:

»

the acquisition by any person, or by more than one person acting as a group, of more than 50% of either (i) the then outstanding shares of common stock of Wolverine Worldwide or (ii) the total fair market value of Wolverine Worldwide;

»

the acquisition by any person, or more than one person acting as a group, during the 12-month period from and including the date of the most recent acquisition, of ownership of 30% or more of the outstanding common stock of Wolverine Worldwide;

»

the replacement of a majority of the individuals who constitute the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the directors prior to the date of the appointment or election; or

»

the acquisition, during any 12-month period ending on the date of the most recent acquisition, by any person of assets from Wolverine Worldwide having a gross fair market value of at least 40% of the gross fair market value of all the assets of Wolverine Worldwide immediately before the acquisition.

Non-Employee Director Stock Ownership Guidelines

Through stock ownership guidelines, the Company requires that each non-employee director maintain a stock ownership level (including stock units under the Deferred Compensation Plan, but excluding stock options) equal to five times the non-employee director cash retainer to align further the interests of these individuals with the stockholders. Each non-employee director must meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. All non-employee directors who have been Wolverine Worldwide directors for at least five years meet the ownership requirement.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

SECURITIES OWNERSHIP OF OFFICERS AND DIRECTORS AND CERTAIN BENEFICIAL OWNERS

Five Percent Stockholders

The following table sets forth information as to those holders known to Wolverine Worldwide to be the beneficial owners of more than five percent of Wolverine Worldwide’s outstanding shares of common stock as of March 1, 2012:

Amount and Nature of Beneficial Ownership of Common Stock

Name and Address of Beneficial Owner	Sole Voting Power	Sole Investment Power	Shared Voting or Investment Power	Total Beneficial Ownership	Percent of Class[3]
BlackRock, Inc.[1] 40 East 52nd Street New York, NY 10022	3,553,203	3,553,203	-	3,553,203	7.3%
The Vanguard Group, Inc. [2] 100 Vanguard Boulevard Malvern, PA 19355	68,755	2,462,087	68,755	2,530,842	5.2%

[1]

Based on information set forth in a Schedule 13G/A filed on February 10, 2012. The Schedule 13G/A indicates that BlackRock, Inc. beneficially owns, in the aggregate, 3,353,203 shares of Wolverine common stock.

[2]

Based on information set forth in a Schedule 13G/A filed on February 10, 2012. The Schedule 13G/A indicates that The Vanguard Group, Inc., beneficially owns, in the aggregate, 2,530,842 shares of Wolverine common stock.

[3]	As of March 1, 2012, based on 48,666,594 shares outstanding on that date.

Stock Ownership by Management

The following table sets forth the number of shares of common stock beneficially owned as of March 1, 2012, by each of the Company’s director nominees, directors and named executive officers and all of the Company’s directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock[1]
Name of Beneficial Owner	Sole Voting and/or Investment Power[2]	Shared Voting or Investment Power[3]	Stock Options[4]	Total Beneficial Ownership[4]	Percent of Class[5]
Jeffrey M. Boromisa	2,000	-	24,853	26,853	-
William K. Gerber	2,000	-	18,008	20,008	-
Kenneth A. Grady	38,869	-	23,094	61,963	-
Donald T. Grimes	91,180	-	64,234	155,414	-
Alberto L. Grimoldi	18,077	-	43,442	61,519	-
Joseph R. Gromek	17,500	-	20,426	37,926	-
David T. Kollat[6]	107,672	-	37,663	147,145	-
Blake W. Krueger	456,996	50,000	382,212	889,208	1.8%
Brenda J. Lauderback	5,100	-	20,912	26,012	-
Pamela L. Linton	56,584	-	47,034	103,618	-
Nicholas T. Long	-	-	5,351	5,351	-
David P. Mehney[7]	82,591	68,827	15,977	167,395	-
Michael F. McBreen	-	-	-	-	-
Timothy J. O’Donovan	275,062	64,627	262,032	601,721	1.2%
Shirley D. Peterson	3,000	-	20,912	23,912	-
Michael A. Volkema	5,000	-	29,020	34,020	-
James D. Zwiers	114,685	-	88,165	202,850	-
All directors and executive officers as a group (20 people)	1,310,410	183,454	1,124,236	2,605,355	5.2%

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

*	Represents beneficial ownership of less than 1%.

[1]

The numbers of shares stated are based on information provided by each person listed and include shares personally owned of record and shares that, under applicable regulations, are considered to be otherwise beneficially owned.

[2]	These numbers include restricted shares and performance shares held, which are subject to forfeiture if the terms of the award are not satisfied.
[3]

These numbers include shares over which the listed person is legally entitled to share voting or investment power by reason of joint ownership, trust or other contract or property right and shares held by spouses, children or other relatives over whom the listed person may have influence by reason of such relationship.

[4]

The numbers represent shares that may be acquired within 60 days after March 1, 2012, by the exercise of stock options granted under Wolverine’s various stock option plans. These numbers are also included in the Total Beneficial Ownership column.

[5]

As of March 1, 2012, based on 48,666,594 shares outstanding on that date plus the number of stock options exercisable by the specified person(s) within 60 days of March 1, 2012, as indicated in the “Stock Options” column.

[6]	Includes 65,735 shares pledged by Mr. Kollat as security for a loan.
[7]	Includes 20,223 shares pledged by Mr. Mehney as security for a loan.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement provides an overview and analysis of Wolverine Worldwide’s executive compensation program and policies, the material compensation decisions made about fiscal year 2011 compensation, and the material factors considered in making those decisions. It is divided into six parts:

            Executive Summary

            Compensation Philosophy and Objectives

            NEO Compensation Program Components

            2011 Compensation Actions

            Compensation Consultant and Market Comparisons

            Other Compensation Policies and Practices

This section refers only to the compensation of Wolverine Worldwide’s “named executive officers” (“NEOs”) unless noted otherwise:

            Blake W. Krueger, Chairman, Chief Executive Officer and President

            Kenneth A. Grady, General Counsel and Secretary

            Donald T. Grimes, Senior Vice President, Chief Financial Officer and Treasurer

            Pamela L. Linton, Senior Vice President of Global Human Resources

            Michael F. McBreen, Former President, Global Operations Group

            James D. Zwiers, Senior Vice President and President, Outdoor Group

Executive Summary

The Company’s executive compensation program consists of four key elements. First, each NEO receives a base salary. Second, each NEO is eligible to receive Annual Incentive Compensation in the form of (i) an annual bonus based on performance measured against criteria established by the Compensation Committee at the beginning of the fiscal year (the “Annual Bonus”), and (ii) a bonus determined by performance against individual criteria set by the Committee (for the CEO) and by the CEO (for other NEOs) at the beginning of the fiscal year. Third, each NEO is eligible to receive Long-Term Incentive Compensation in the form of (i) a long-term incentive bonus based on performance measured against criteria established by the Committee for a three-year period (the “3-Year Bonus”), and (ii) equity in the form of restricted stock awards and stock option grants. Fourth, each NEO may (i) participate in the Company’s defined-benefit plan (subject to certain vesting criteria), (ii) participate in various Company welfare plans, and (iii) at the discretion of the Committee, participate in the Company’s supplemental executive retirement plan. The executive compensation program is set out in more detail in the remainder of the Compensation Discussion and Analysis section.

There is a close correlation between the company’s financial performance (as measured by total shareholder return, “TSR”) and the CEO pay that results from the executive compensation program described above. As the chart below shows, the Company’s performance as measured by total shareholder return each year after 2006 (the beginning of the index period shown) tracks very closely to the total compensation for the CEO as reported in the Company’s proxy statement for the relevant years. Indexed TSR represents the value of a hypothetical $100 investment in the Company, assuming reinvestment of dividends.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

The chart below shows that, after excluding “All Other Compensation” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” the CEO’s compensation compares even more favorably to the Company’s performance measured by total shareholder return. The Committee believes this distinction is important because most companies included in peer group comparisons do not have a defined benefit pension plan, but have other long-term or retirement compensation arrangements or are a controlling shareholder in their respective Peer Group company.

2011 Highlights

Operating performance of the Company continued improving in 2011 despite the challenging global business environment, especially in Europe. Under Mr. Krueger’s leadership, management delivered the following financial performance in 2011:

»

record revenues of $1,409.1 million, 12.9% above fiscal year 2010 revenue of $1,248.5 million, reflecting strong double-digit growth from each of the Company’s three branded operating groups and the second consecutive year of double-digit revenue growth for the Company;

»	record diluted earnings per share of $2.48, compared to $2.11 per share for fiscal year 2010, representing 14.3% growth;

»	$22.6 million in dividends to stockholders;

»	$65.3 million of its shares repurchased on the open market; and

»	ended fiscal year 2011 with $140.0 million of cash and cash equivalents and interest-bearing debt of only $11.5 million.

The Company delivered a 75.7% cumulative return to stockholders during the period fiscal year 2009 through fiscal year 2011.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Consistent Financial Performance

The Company’s record revenues and record diluted earnings per share for 2011 marked the second year in a row of record results on both measures. Over the past five years, the Company’s performance, based on cumulative total stockholder return, has exceeded the S&P SmallCap Index and the S&P Footwear Index, as shown in the following table.

In addition to Wolverine Worldwide’s strong total shareholder return performance, it has historically performed well financially compared to its Peer Group (as described on pages 35-36). The following chart shows the Company’s rank compared to the 20 companies in its Peer Group for Return on Assets and Return on Equity. The rank for 2010 compares the metric for Wolverine Worldwide’s fiscal year 2010 results to the metric for each Peer Group company’s fiscal year 2010 results. The same methodology was applied to determine the 2009 rankings. As of March 1, 2012, most companies in Wolverine Worldwide’s Peer Group had not reported their fiscal year 2011 results.

Wolverine Worldwide Rank Included With Its 20 Company Peer Group

	2010	2009
Return on Assets[1]	4	8
Return on Equity[2]	6	7

[1]	Return on Assets is net income divided by average total assets.
[2]	Return on Equity is net income available for shareholders divided by average total common equity.

Pay-for-Performance Alignment and Compensation Practices

NEO compensation for fiscal year 2011, and in the case of the long-term incentive bonuses for the three year period ending fiscal year 2011, reflected the Company’s strong fiscal year 2011 financial performance and cumulative return to stockholders over the past three years:

»	over 80% of the CEO’s compensation is tied to the Company’s stock and/or performance measures;

»	each NEO’s bonus opportunity was capped at 200% of his or her Target Percentage for that opportunity, limiting the incentive to take risks that could have a material adverse impact on the Company; and

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»	each NEO’s Annual Bonus and 3-Year Bonus was linked to performance metrics established at the beginning of the bonus period.

The Company also has previously implemented many good corporate governance practices as part of its executive compensation program, including:

»	authorizing the Compensation Committee to hire an independent consultant;

»	implementing Stock Ownership Guidelines, which cover all NEOs;

»	not paying tax gross ups on perquisites; and

»	requiring a double-trigger for change-in-control benefits under the Company’s Executive Severance Agreements.

Compensation Philosophy and Objectives

Wolverine Worldwide’s compensation philosophy is to provide competitive salaries and incentives to achieve superior financial performance. The Board’s Compensation Committee oversees the Company’s executive compensation program. The Committee reviews and approves NEO compensation, other than the CEO’s compensation, which it approves together with the Board’s other independent directors. The NEO compensation program has four primary objectives:

»	attract and retain talented NEOs who will lead Wolverine Worldwide and achieve and inspire superior performance;

»	provide incentives for achieving specific near-term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;

»	provide incentives for achieving longer-term financial goals and to reward the attainment of those goals at pre-established levels; and

»	align the interests of NEOs with those of the stockholders through incentives based on increasing stockholder value.

The program balances fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives), and rewards annual performance while maintaining emphasis on longer-term objectives. The program also blends cash, non-cash, long- and short-term compensation components, and current and future compensation components. The Committee considers qualitative and quantitative factors when setting compensation. Each NEO’s compensation mix and cash-to-equity ratio depends on his or her responsibilities, experience, skills, and potential to affect Wolverine Worldwide’s overall performance. In general, an NEO’s compensation and the proportion of compensation that is variable increases as the NEO’s level of responsibilities increases. The Committee believes the CEO has the broadest scope of responsibilities and typically approves higher compensation for the CEO than for any other NEO. The Board believes this executive compensation philosophy has successfully generated sustained superior performance over the long term.

NEO Compensation Program Components

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Base Salary	» Core responsibilities, years of service with the Company and experience in similar positions at other companies, skills, and knowledge	» Provide a regular and stable source of income to NEOs

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Pay Element	What the Pay Element Rewards	Purpose of the Pay Element
Annual Incentive Compensation

»       Achieving specific corporate business objectives over which the NEO has reasonable control

»       Achieving specific division business objectives over which the NEO has reasonable control

»       Achieving specific personal objectives

» Focus NEOs on specific annual goals that contribute to Wolverine’s long-term success » Provide annual performance-based cash compensation » Align participants on important annual performance metrics
Long Term Incentive Compensation	» Focusing on long-term corporate business objectives » Focusing on driving long-term stockholder value » Continuing employment with the Company during the vesting period	» More closely align NEOs’ interests with stockholders’ interests » Reward NEOs for building stockholder value » Encourage long-term investment in Wolverine by participating NEOs » Retain NEOs
Supplemental Employee Retirement Plan	» Focusing on long-term corporate business objectives » Continuing long-term employment with the Company during the five-year vesting period and long-term value accumulation period	» Provide retirement benefits that NEO participants would have received under the broad-based plan in the absence of the IRS limits » Provide retirement security » Attract and retain NEOs
Retirement and Welfare Benefits	» The other retirement and welfare benefits are part of Wolverine Worldwide’s broad-based total compensation program available to full-time employees of the Company.	» Encourage long-term commitment to Wolverine Worldwide by NEOs and assist Wolverine Worldwide in attracting and retaining talented NEOs.

2011 Compensation Actions

The Company provided stockholders a “say-on-pay” advisory vote on its executive compensation in 2011 under recently adopted rules under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. At the Company’s 2011 Annual Meeting of Stockholders, stockholders expressed substantial support for the compensation of the Company’s NEOs, with almost 97% of the votes cast for approval of the “say-on-pay” advisory vote. The Committee carefully evaluated the results of the 2011 advisory vote, in connection with its evaluation of the Company’s executive compensation programs more generally. Taking into account the results of the say-on-pay vote, along with other factors such as the Company’s corporate business objectives and the Committee’s review of peer group data (as discussed in more detail below), the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2011 “say-on-pay” advisory vote.

Base Salary

As part of approving an NEO’s base salary, the Compensation Committee considers the scope of his or her responsibilities, years of service with the Company and in similar positions at other companies, skills, and knowledge. The Committee also considers market conditions, economic conditions, and Wolverine Worldwide’s compensation philosophy. For NEOs who are promoted and Wolverine Worldwide employees who are promoted to NEO positions, the Committee approves the NEO’s base salary after considering the above factors. For NEOs hired from outside the Company, the Committee sets the NEO’s base salary, based on management’s arms-length negotiation with the NEO. After hiring or promotion, the Committee approves changes to an NEO’s base salary to reflect increased experience, changes in responsibilities, years of service, and market information. The CEO provides input to all these decisions, except in the case of his own compensation. The Committee, with management’s assistance, reviews NEO base salaries approximately every 12 months. In setting each NEO’s base salary for 2011, the Committee considered, in addition to the factors listed above, the NEO’s current base salary, base salary in comparison to Peer Group data (as discussed in more detail below), total

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

direct compensation, performance, and target percent increases for the Company’s employees as a group. These factors are considered by the Committee subjectively, and no single factor or combination of factors was determinative in setting each NEO’s base salary. Base salary increases for the NEOs were consistent with base salary increases for the Company’s employees generally. For 2011, the Committee approved base salary increases for the NEOs as follows:

Name	2011 Base Salary	2010 Base Salary
Krueger	$821,500	$775,000
Grady	$260,500	$250,500
Grimes	$416,000	$400,000
Linton	$311,000	$302,000
McBreen	$359,000	$350,000
Zwiers	$425,000	$400,000

Annual Incentive Compensation

Each NEO has the opportunity to earn an annual bonus (“Annual Bonus”) under the Annual Bonus Plan and an individual performance bonus (“Individual Performance Bonus”) under the Individual Performance Bonus Plan. The Committee believes these annual incentive compensation opportunities should stay competitive with comparable opportunities at companies of similar size to Wolverine Worldwide and companies with whom Wolverine Worldwide competes to hire NEOs.

Early each year, the Committee sets Annual Bonus performance criteria, with input from the CEO, based on performance criteria for the Company, a business unit, or a combination. The specific criteria for each NEO depend on which parts of the business the NEO reasonably influences and his or her experience level. Early each year, the Committee certifies actual performance achieved with respect to the prior year criteria. In addition, the CEO recommends, and the Committee approves, an Individual Performance Bonus for each NEO other than the CEO. The Committee determines the CEO’s Individual Performance Bonus. In any given year, an NEO might earn one, both, or neither of the bonuses.

Also early each year, the Committee sets the CEO’s Individual Performance Bonus personal objectives and the CEO approves the other NEOs’ personal objectives. Personal objectives may include elements such as executing strategies supporting Wolverine Worldwide’s vision, developing employees, supporting social and environmental responsibility, growing new business initiatives and driving operational excellence. Performance under the Individual Performance Bonus Plan is evaluated subjectively, generally based on a number of qualitative factors.

At the same time, the Committee sets an annual incentive compensation target percentage for each NEO, expressed as a percentage of the NEO’s base salary (the “Target Percentage”). In setting annual bonus levels and annual bonuses as a percentage of total direct compensation, the Committee considers experiences with job candidates during compensation negotiations, and each NEO’s experience level and responsibilities compared to other NEOs. The Committee considers these factors subjectively, and no single factor or combination of factors was determinative in setting each NEO’s Target Percentage. In 2011, the Committee increased Mr. Zwiers’ Target Percentage because it believed it was appropriate to compensate Mr. Zwiers at a higher level given his responsibilities as President of the Outdoor Group.

Generally, the Committee sets higher Target Percentages for individuals with greater influence on business strategy and/or profits and sales. This puts a larger percentage of an NEO’s total potential cash compensation “at risk.” At “target” performance under both Plans, an NEO could receive 100% of his or her Target Percentage bonus opportunity. For 2011, each NEO’s total bonus opportunity under the Plans ranged from 0% to 200% of his or her Target Percentage. This range was consistent with the 2010 bonus opportunity.

The Committee based the 2011 Annual Bonus for each NEO on actual performance against the criteria, weighted by the applicable percentages, and then multiplied the result by the Target Percentage. The Committee based the 2011 Individual Performance Bonus on each NEO’s performance compared to his or her personal objectives, weighted by the applicable percentage, and then multiplied the result by the Target Percentage.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

				Annual Incentive Compensation Component as a Percentage of Target Percentage
					Annual Bonus Percentage By Company or Business Unit as a Percentage of Target Percentage
Name	Total 2011 Actual Annual Incentive Compensation[1]	2011 Target Percentage	2010 Target Percentage	Total Individual Performance Bonus as a Percentage of Target Percentage	Company[2]	Global Operations Group[3]	Human Resources[4]	Outdoor Group[5]	Retail Group[5]
Krueger	$1,238,247	100%	100%	15%	85%
Grady	$118,212	30%	30%	15%	85%
Grimes	$346,087	55%	55%	15%	85%
Linton	$225,216	45%	45%	15%	65%		20%
McBreen[6]	-	50%	50%	15%	20%	65%
Zwiers	$366,800	55%	50%	15%	20%			50%	15%

[1]	Includes the NEO’s Annual Bonus payout and the Individual Performance Bonus payout.
[2]	The Committee approved revenue and pre-tax earnings performance criteria for the Company, as described below under “2011 Annual Bonuses.”
[3]

The Committee approved a combination of metrics as performance criteria for the Global Operations Group: pretax profit and net sales (Leathers 10%); financial performance, quality goal and productivity (US Manufacturing – Bates 10%); financial performance, quality goal and productivity (Dominican Republic Manufacturing 10%); and actual expenses, speed-to-market, product costs and quality measurements compared to 2011 planned targets (Sourcing 35%).

[4]

The Committee approved actual Department expenses compared to projected expenses in the Human Resources Department’s fiscal year 2011 operating plan as the 2011 performance criterion for the Human Resources Department.

[5]	The Committee approved revenue and pre-tax earnings as the performance criteria for each of the Outdoor Group and the Retail Group.
[6]

Mr. McBreen’s employment with the Company ceased on September 9, 2011, and, therefore, he was not entitled to an Individual Performance Bonus payout or Annual Bonus under the Company’s Annual Bonus Plan.

2011 Annual Bonuses

The Compensation Committee set fiscal year 2011 revenue and pre-tax earnings as the Company’s 2011 performance criteria, using four performance levels: threshold (50% payout), target (100% payout), goal (150% payout) and stretch (200% payout). Revenue is weighted 35% and pre-tax earnings 65% of the Company component (as shown in the above table) of the annual incentive compensation opportunity. The Committee selected these criteria, with input from management and the independent compensation consultant, because it believed there is a strong correlation between performance on these financial measures and stockholder value. The Committee set the 2011 performance levels following discussion with management and a review of the Company’s operating plan, historical performance, and economic conditions facing the Company.

Performance Level (% of Target Payout)[1]	Revenue[2]	Pre-tax Earnings[2]
Threshold (50%)	$1,329.6 Million	$156.6 Million
Target (100%)	$1,369.6 Million	$164.4 Million
Goal (150%)	$1,394.6 Million	$170.8 Million
Stretch (200%)	$1,415.0 Million	$177.9 Million

[1]

The maximum payout an NEO can receive is 200% of the payment earned at his or her Target Percentage, even if performance is above stretch, and an NEO would receive 0% of his or her Target Percentage if performance is below threshold.

[2]	Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation Committee.

The Committee also approved performance criteria based on revenue and pre-tax earnings for the Global Operations Group, Outdoor Group, Retail Group and Human Resources Department based on the criteria described above. The Committee approved four performance levels for each business unit performance criteria: threshold (50% payout), target (100% payout), goal (150%

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

payout) and stretch (200% payout). These metrics are used to determine a portion of the bonus awarded to Mr. Zwiers and Ms. Linton. The performance levels for the business unit performance criteria were set at substantially similar difficulty levels as the levels set for the Company performance criteria. The Committee approved target performance goals for the business units at levels that it believed the units could achieve under strong management performance, based on a review of each business unit’s historical performance and its fiscal year 2011 operating plan. The following table shows historical achievement levels for the business unit on the blended performance criteria, for those years when the performance criteria were the same as the 2011 performance criteria:

	2011	2010	2009	2008	2007
Global Operations Group*	Between threshold and target	Between goal and stretch	N/A	N/A	N/A
Human Resources Department	Above stretch	Between goal and stretch	Above stretch	N/A	N/A
Outdoor Group	Above stretch	Above stretch	Between goal and stretch	Between goal and stretch	Between goal and stretch
Retail Group	Between zero and threshold	Above stretch	Above stretch	Between threshold and target	Below threshold

*	Mr. McBreen’s employment with the Company ceased on September 9, 2011, and, therefore, he was not eligible for an Annual Bonus under the Company’s Annual Bonus Plan.

Wolverine Worldwide’s fiscal year 2011 revenue was $1,409.1 million which was between the goal and stretch performance levels, resulting in a payout of 185% of target for this performance measure. Wolverine’s pre-tax earnings for fiscal year 2011 were $168.9 million, which was between the target and goal performance levels, resulting in a payout of 135% of target for this performance measure. The Outdoor Group’s revenue of $582.4 million and pre-tax earnings both exceeded stretch, resulting in an overall payout of 200% of target. The Retail Group’s revenue was between target and goal, resulting in an overall payout of 108% of target, and its performance on pre-tax earnings was below threshold (which corresponds to a payout of 0% of target), resulting in an overall payout of 38% of target. The Human Resource Department’s performance was above stretch on actual Department expenses compared to projected expenses in the Department’s 2011 operating plan, resulting in an overall payout of 200% of target. For 2011, the Company paid the NEOs the following bonuses under the Annual Bonus Plan:

Name	Annual Bonus Opportunity (as a % of an NEO’s Target Percentage)	Annual Bonus Percentage Earned	Annual Bonus Paid*
Krueger	0 – 200%	153%	$1,055,422
Grady	0 – 200%	153%	$100,758
Grimes	0 – 200%	153%	$294,988
Linton	0 – 200%	164%	$193,902
McBreen	0 – 200%	0%	-
Zwiers	0 – 200%	160%	$314,801

*	Not including Individual Performance Bonus. Mr. McBreen’s employment with the Company ceased on September 9, 2011, and, therefore, he was not eligible for an Annual Bonus under the Company’s Annual Bonus Plan.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

2011 Individual Performance Bonuses

The Individual Performance Bonus payout ranges from 0% to 200% of an NEO’s Target Percentage:

Personal Objectives Score	2011 Payout Level
95-100%	200%
90-95%	175%
80-90%	150%
70-80%	100%
60-70%	50%
Less than 60%	0%

The Committee approves Individual Performance Bonuses for NEOs other than the CEO, based on the CEO’s recommendation, and the Committee and the independent directors of the Board approve the Individual Performance Bonus for the CEO. The Committee and the independent directors of the Board met with the CEO at the end of the year to evaluate his performance compared to his personal objectives set at the beginning of the year. At the end of the year, NEOs other than the CEO provide to the CEO self-evaluations of their performance against their personal objectives for the year. The CEO evaluates NEOs’ performance against their personal objectives and recommends to the Compensation Committee an Individual Performance Bonus award for each NEO. The CEO provides his self-evaluation to the Compensation Committee and the other independent directors of the Board, and the Compensation Committee and other independent directors approve an Individual Performance Bonus for the CEO. The personal objectives are specific to each NEO and are subjective. The personal objectives for fiscal 2011 for the NEOs were:

NEO	Personal Objectives
Krueger	Employee development, revenue growth, consumer-direct business expansion, supply chain improvements, and new business development
Grady	Management of legal expense, process improvements, compliance program development, and employee development
Grimes	Employee development, investor relations, new business development, productivity initiatives, and business analytics
Linton	Employee development, enhancing organization structure, process improvements
McBreen*	Operations performance, streamlining supply chain management, employee development
Zwiers	Employee development, revenue growth, retail expansion, and operational improvements

*	Mr. McBreen’s employment with the Company ceased on September 9, 2011.

For 2011, the Compensation Committee (and the independent directors, as applicable) approved the following NEO Individual Performance Bonuses:

Name	2011 Individual Performance Bonus Opportunity (as a % of an NEO’s Target Percentage)	Personal Objectives Score	2011 Individual Performance Bonus Percentage Awarded	2011 Individual Performance Bonus Paid*
Krueger	0 – 200%	85.0%	150%	$182,825
Grady	0 – 200%	85.9%	150%	$17,454
Grimes	0 – 200%	82.5%	150%	$51,099
Linton	0 – 200%	88.5%	150%	$31,314
McBreen	0 – 200%	-	-	-
Zwiers	0 – 200%	82.4%	150%	$51,999

*	Does not include Annual Bonus. Mr. McBreen’s employment with the Company ceased on September 9, 2011, and, therefore, he was not eligible for an Individual Performance Bonus.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Long-Term Incentive Compensation

Each NEO has the opportunity to earn long-term incentive compensation in the form of (1) performance shares under the Company’s Long-Term Incentive Plan and stock incentive plans, (2) stock option grants, and (3) restricted stock awards.

Long-Term Incentive Performance Share Bonuses

Each NEO has the opportunity to earn long-term incentive compensation under the Company’s Long-Term Incentive Plan (“LTIP”), stock incentive plans, or both based on performance criteria covering three-year periods (“3-Year Bonus”). The Compensation Committee believes that NEO long-term incentive compensation opportunities should stay competitive with comparable opportunities at companies of similar size to Wolverine Worldwide and companies with whom Wolverine Worldwide competes to hire NEOs. Early in the first year of each three-year period, the Committee approves the three-year period performance criteria. Early in the year following the end of the three-year period, the Committee certifies actual performance compared to the period performance criteria.

3-Year Performance Share Bonus (Fiscal 2009-2011)

In February 2009, the Committee established two performance criteria for the performance period 2009-2011: (1) business value added (“BVA”), and (2) fully diluted earnings per share. BVA is calculated by starting with operating income determined in accordance with U.S. generally accepted accounting principles (“GAAP”), and then reducing operating income by (1) an amount for income taxes where the effective tax rate used to calculate the income tax amount is determined accordance with GAAP, and (2) a capital charge equal to a 14-point average of “net operating assets” during the fiscal year (with “net operating assets” defined as the net of trade receivables (net of reserves), inventory (net of reserves), other current assets, property, plant and equipment, trade payables and accrued liabilities), multiplied by 10%. The Committee believes that BVA is useful for determining incentive compensation, because it ties the income statement (profit delivery) to the balance sheet (effective asset utilization) and does not focus on one to the exclusion of the other. The Committee further believes that focusing NEOs’ interests on increasing BVA would align their interests more closely with stockholder interests, and that BVA is superior to total shareholder return (which the Company used before BVA as a metric for incentive compensation) in measuring management’s long-term influence over the Company’s performance. The Committee believed using BVA and EPS would balance the NEOs’ focus on near-term profitability with longer-term shareholder value. The Committee weights EPS 65% and BVA 35% when determining the overall performance level. The following table lists performance levels set by the Committee in February 2009:

Performance Level (Percentage of Target Payout)	Cumulative EPS for the 2009- 2011 Period*	Cumulative BVA for the 2009-2011 Period (Millions)*
Threshold (50%)	$4.71	$131.1
Target (100%)	$4.96	$140.1
Goal (150%)	$5.22	$149.3
Stretch (200%)	$5.49	$159.9

*	Not including the effect of acquisitions, divestitures, accounting changes, restructuring, or other special charges or extraordinary items excluded by the Compensation Committee.

The Committee evaluated Wolverine Worldwide’s performance for the period 2009-2011 against these criteria and certified that Wolverine Worldwide’s performance on the EPS criterion was $6.42 (adjusted to exclude restructuring and other transition and non-recurring costs), falling above the stretch performance level, and Wolverine Worldwide’s performance on the BVA criterion was $204.4 (adjusted to exclude restructuring and other transition and non-recurring costs), also falling above the stretch performance level. The earnings per share performance (200%) was weighted 65% and the BVA performance (200%) was weighted 35%, for an overall performance of 200% resulting in a number of shares vesting under the awards (on a weighted average basis) equal to 200%

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

of the number of shares that would have vested under target performance. The NEOs received the following number of vested shares under the 3-Year Bonus for the performance period 2009-2011:

Name	Shares Vesting (#)
Krueger	63,821
Grady	7,341
Grimes	21,491
Linton	12,156
McBreen*	-
Zwiers	15,768

*

Mr. McBreen’s employment with the Company ceased on September 9, 2011, and, therefore, he was not eligible for a 3-Year Bonus with respect to the performance period 2009-2011 under the Company’s 3-Year Bonus Plan.

3-Year Performance Share Bonus (Fiscal 2011-2013)

In 2011, the Committee evaluated each NEO’s long-term incentive target payout opportunity expressed as a percentage of base salary. It considered the Company’s recruiting experiences; each NEO’s experience and responsibilities; the NEO’s performance; and competition with other footwear, apparel and retail companies for candidates. The Committee considers these factors subjectively, and no single factor or combination of factors was determinative for any NEO. The Committee decided to set the NEOs’ Target Percentage (expressed as a percentage of the NEO’s base salary, similar to the Annual Bonus) for the 2011-2013 3-Year Bonus opportunity, as follows:

Name	2011-2013 Percent	2010-2012 Percent
Krueger	75%	75%
Grady	25%	25%
Grimes	50%	50%
Linton	35%	35%
McBreen	45%	45%
Zwiers	50%	50%

In February 2011, the Committee awarded performance shares to each NEO with a value equal to the maximum bonus payout the NEO could earn as the 3-Year Bonus for the performance period 2011-2013. The Committee weighted the earnings per share criterion at 65% of the total payout and weighted the BVA performance criterion at 35% of the payout of the three-year performance share bonus for the performance period 2011-2013, which was consistent with the 2010 performance share grant. The Committee intended the level of difficulty in attaining threshold, target, goal and stretch performance levels it set for the performance period 2011-2013 to be substantially similar to the level of difficulty in attaining the performance levels for the performance period 2010-2012. The Committee granted the awards under the Company’s Stock Incentive Plan of 2010. The award details are in the table “Grants of Plan-Based Awards” on page 42. The Company accrues, but does not pay, dividends on the performance shares during the performance period. Early in the year following the end of the performance period 2011-2013, the Committee will certify the Company’s performance compared to the performance criteria. The restrictions on none, some or all of the performance shares awarded to each NEO will lapse at that time, and the NEO will receive accrued dividends only on the shares actually earned.

Stock Option Grants and Restricted Stock Awards

The Compensation Committee believes that NEO stock ownership benefits stockholders. The Company has granted stock options and awarded restricted stock to NEOs and other executives for many decades. The Committee administers the stock incentive plans for stock option grants and restricted stock awards. It approves the amount of and terms applicable to all grants and awards (except for grants to the CEO, which the Committee approves together with the other independent directors). In addition to annual grants and awards, the Committee may approve special grants or awards to NEOs, such as a grant or award to a new hire or for a promotion.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

When granting equity awards, the Committee considers the NEO’s position, responsibilities, service years, performance, previous equity grants, and market information. Management provides input to the Committee regarding equity award decisions. The Committee compares NEO equity awards to market information as part of evaluating NEO total long-term incentive compensation at target to broader compensation trends. In general, the Committee gives more weight to position and responsibilities.

A stock option’s exercise price is set at the closing price of the Company’s common stock on the grant date. The Committee grants annual equity awards at its regularly scheduled February meeting. The independent directors of the Board approve equity grants to the CEO at the same time. A stock option grant typically vests one-third each year over three years. The restrictions on restricted stock awards typically lapse 25% on each of the third and fourth anniversary and 50% on the fifth anniversary of the award.

The total value of the equity award to each NEO (the combined total grant date fair value for the stock options and restricted stock, not including the performance share awards) is based on the prior year’s equity award, adjusted by a percentage determined by the Committee. In 2011, the Committee used the percentage ranges of base salary set out in the table below as guidelines for the total value of the equity award as a percentage of each NEO’s base salary. The ranges used as guidelines did not change from 2010. For 2011, the actual total value of the equity award was determined using a percentage increase over the prior year’s award. When setting the percentage increase, the Committee considered the amount of the prior year’s total equity award to each NEO, the percentage of the NEO’s total compensation that would be reflected by the equity award, the change in total compensation for the NEO compared to the prior year, equity awards to each NEO in recent years, and whether the total value of the equity award fell within the guidelines, but no single factor or combination of factors was determinative in setting the percentage increase. For 2011, the Committee used a 10% increase for Mr. Krueger, and a 3% increase for each of the other NEOs, in the total value of the equity award, based on the Committee’s evaluation of Mr. Krueger’s performance and his total compensation package, including his compensation compared to market information and peer group data provided by Towers Watson. The “Grants of Plan-Based Awards” table on page 42 shows the actual grants and awards for 2011.

Name	2011 Actual % of Base Salary Awarded	2011 % of Base Salary Guideline Range
Krueger	154.5%	130-170%
Grady	59.6%	50-70%
Grimes	87.0%	80-110%
Linton	76.2%	50-80%
McBreen	73.9%	50-80%
Zwiers	85.2%	80-110%

The restricted stock award, not including performance shares, was approximately 60%, and the stock option grants were approximately 40%, of the combined value of the equity awarded to each NEO. These were the same approximate percentages as in 2010 and in the past five years. The Committee believed this mix was appropriate based on the fact that restricted stock promotes retention and stock options incentivize stock price performance.

Compensation Consultant and Market Comparisons

The Compensation Committee has authority under its Charter to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, in 2008 the Committee, with input from management, retained Towers Watson as an independent executive compensation consultant to advise the Committee on all matters related to executive compensation. Towers Watson reports directly to the Compensation Committee for executive compensation services, and the Committee approves their services, and has the authority to terminate Towers Watson with respect to such services. Towers Watsons’s services to the Committee are limited to those matters on which Towers Watson has specifically been engaged and may include executive compensation trends, equity grant philosophies and practices, tally sheet design and specific position competitive data.

In 2011, the Committee asked Towers Watson to review and provide assistance for developing peer groups from which compensation data was collected to assist the Committee in setting NEO compensation, competitive market assessment, pay-for-performance assessment, review of the Company’s long-term incentive plan design, review of the compensation discussion and analysis portion of the proxy statement, as well as provide briefings from time to time on legislative and regulatory matters related to executive compensation.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

With Towers Watson’s input, the Compensation Committee established a Peer Group comprised of the following companies:

Ann, Inc.	Brown Shoe Co., Inc.	Carter’s, Inc.	Chico’s FAS, Inc.
Collective Brands, Inc.	Columbia Sportswear Company	Deckers Outdoor Corp.	DSW, Inc.
G-III Apparel Group, Ltd.	Genesco, Inc.	The Jones Group, Inc.	Kenneth Cole Productions, Inc.
Maidenform Brands, Inc.	Perry Ellis International, Inc.	Quiksilver, Inc.	Skechers USA, Inc.
Steven Madden, Ltd.	The Talbots, Inc.	Under Armour, Inc.	Warnaco Group, Inc.

The Company and Towers Watson used three criteria to screen companies for the Peer Group. The three criteria were: (1) Global Industry Classification Standard (“GICS”) code; (2) revenues; and (3) market capitalization. All Peer Group companies fall within the same 2-digit GICS code as Wolverine Worldwide, and 13 share the same 6-digit GICS code. Peer Group companies have revenue ranging from 0.5 times to 2.1 times Wolverine Worldwide’s revenue, and Wolverine Worldwide’s revenue places it at the 37th percentile of the Peer Group. The Peer Group companies have market capitalizations ranging from 0.2 times to 5 times Wolverine Worldwide’s market capitalization, and Wolverine Worldwide’s market capitalization places it at the 67th percentile of the Peer Group.

The Committee also considered information presented by Towers Watson based on four published compensation surveys: (1) 2011/2012 Towers Watson Data Services Survey Report on Top Management Compensation – Retail and Wholesale Trade Industry Cut, (2) 2011 Towers Watson Compensation Database Executive Database – Retail/Wholesale Executive Database, (3) 2011 US Mercer Benchmark Database, Executive – Retail Industry Cut; and (4) Towers Watson Data Services 2010/2011 Database on Long-Term Incentives, Policies & Practices.

When the Committee established the CEO’s compensation package for 2012, it was advised by Towers Watson that the projected compensation for the CEO at the target performance level would be below the projected 2012 median compensation for CEOs of companies in an adjusted Peer Group at target performance levels by approximately 18%. The Committee excluded six companies from the Peer Group when making the comparison, as these companies have CEO compensation packages which reflect the status of the CEO as a major shareholder of the company (such as a founder) and the Committee believes such compensation packages do not reflect market comparable compensation for the Company’s CEO. The 2012 CEO compensation approved by the Committee is approximately 12% below the projected 2012 median compensation of the CEOs compensation for the adjusted Peer Group.

The Committee uses surveys and Peer Group information as a market reference point. The Committee believes that compensation levels in the footwear, apparel and retail industries typically exceed levels reported in general industry surveys. The Committee also considers information the Company learns through recruiting NEOs and the experience levels and responsibilities of NEOs prior to joining the Company as reference points in setting NEO compensation. The total annual expense for Towers Watson’s executive compensation work in 2011 was approximately $82,600.

In 2011, Towers Watson also was engaged by Wolverine Worldwide to perform actuarial services and pension plan consulting that are not part of the executive compensation services provided to the Committee. These services were performed on an interim and annual basis for financial reporting purposes. The total annual expense for this work was approximately $267,800.

Other Compensation Policies and Practices

The dates of the Compensation Committee’s and Board’s February meetings at which annual grants are made generally are scheduled at least one year in advance. The Compensation Committee also has delegated to the CEO the authority to award restricted stock and grant stock options to employees, other than himself and other NEOs, during the period from the February 2011 regular meeting of the Compensation Committee until the February 2012 meeting of the Compensation Committee, to recognize outstanding performance by employees. The restricted stock awards for the February 2011 to February 2012 period could not exceed 17,000 shares in aggregate and the stock options 11,067 options in aggregate.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

NEO Stock Ownership Guidelines

Through stock ownership guidelines, the Company requires that NEOs maintain a minimum stock ownership level (including, for up to 50% of the applicable ownership requirement, restricted stock awards and performance shares but not stock options) to align further the interests of these individuals with the stockholders.

Covered Positions	Guideline
CEO	5x Annual Base Salary
Other NEOs	2x Annual Base Salary

Each NEO must meet the ownership requirement by the end of the fifth year after he or she becomes subject to the guidelines. The CEO and all other NEOs who have been with Wolverine Worldwide for at least five years meet the ownership requirement.

Perquisites

The Company provides limited perquisites to NEOs in order to provide a competitive total compensation package. These include reimbursement for tax, financial planning and estate planning services. The Company did not provide gross ups to the NEOs for the taxes due on the value of the perquisites.

Retirement and Welfare Benefits

The NEOs participate in Wolverine Worldwide’s medical and dental plans and receive life and disability insurance. Subject to variations to account for requirements in local jurisdictions, variances in local compensation structure (for example, as applicable to Wolverine Worldwide’s employees in the United States versus certain overseas offices), and to requirements under collective bargaining agreements, all Wolverine Worldwide employees receive the same health and welfare benefit opportunities. The NEOs also participate in the Wolverine Worldwide Employees’ Pension Plan (a defined benefit plan) and the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (an unfunded, non-qualified plan). For a description of the benefits under Wolverine Worldwide’s retirement plans, see “Pension Plans and 2011 Pension Benefits” below.

Impact of Accounting and Tax Treatments on Compensation

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct compensation paid to the CEO and the three next most highly-paid executive officers (other than the CFO) in excess of $1,000,000 annually, with certain exceptions for qualified “performance-based” compensation. Wolverine Worldwide has designed its Annual Bonus Plan, LTIP, and stock incentive plans, to permit certain awards payable under these plans that are intended to qualify as “performance-based” compensation for purposes of Section 162(m). Incentives under these plans, other than time-based restricted stock awards, were not included in the $1,000,000 limit for purposes of calculating Wolverine Worldwide’s deduction for compensation paid to its NEOs for 2011. Wolverine Worldwide does not require all of its compensation programs to be fully deductible under Section 162(m) because Wolverine Worldwide believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Wolverine Worldwide may pay compensation that does not qualify as performance-based compensation.

Post-Employment Compensation

Each NEO is party to an Executive Severance Agreement that provides for certain payments and benefits upon termination of employment after a change in control of Wolverine Worldwide. The Board believes Executive Severance Agreements will promote management stability during the transition period accompanying a change in control. Each NEO is eligible to receive compensation if his or her employment is terminated within two years (Messrs. Grady, Grimes, Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide. The Compensation Committee believes this “double trigger” requirement of (1) change in control, and (2) termination of employment, is appropriate because a change in control does not, in many circumstances, materially harm an NEO unless his or her employment with the Company is terminated. None of the Executive Severance Agreements requires an NEO to mitigate payments by seeking employment, but they do reduce compensation paid

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

during the fourth and later months after termination by an amount equal to any other compensation earned by the NEO during that period. An NEO does not receive payment under the Executive Severance Agreement if his or her employment terminates:

»	due to death or retirement in accordance with Wolverine Worldwide’s policy or as otherwise agreed;

»	for cause or disability; or

»

by resignation of the NEO for other than “good reason,” which includes the assignment of duties inconsistent with the NEO’s status as a senior executive officer or the duties performed by the NEO immediately before a change in control, a reduction in the NEO’s annual base salary or relocation of the NEO.

All NEOs also may be eligible under Wolverine Worldwide’s retirement plans or equity plans to receive certain payments and benefits upon termination of employment or in connection with a change in control. The Compensation Committee believes that single-trigger accelerated vesting is appropriate in some circumstances, because by protecting a significant component of the NEO’s total compensation, the acceleration of equity vesting (1) mitigates potential conflicts of interest that might arise between the NEOs and the stockholders, and (2) serves as a substantial incentive for those NEOs to obtain the highest possible value for the stockholders if the Company becomes an acquisition target. The Compensation Committee also retains the discretion to modify or eliminate the accelerated vesting.

Mr. Krueger also is party to a Separation Agreement under which he receives certain payments and benefits if the Company terminates his employment other than for “cause” or if he terminates his employment for “good reason.” The Compensation Committee determined upon appointing Mr. Krueger as CEO that, given the Company’s strategic initiatives the Board had asked him to lead, it was appropriate for the Company to enter into a separation arrangement. You will find information on benefits payable to Mr. Krueger and each other NEO and the specific elements comprising the payment under the Separation Agreement, Executive Severance Agreements, and other retirement and equity plans of Wolverine Worldwide, in the “Potential Payments Upon Termination or Change in Control” section of this proxy statement.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Company include the Compensation Discussion and Analysis section in this proxy statement and incorporate it by reference into the Company’s Annual Report on Form 10-K.

Respectfully submitted,

Michael A. Volkema (Chairperson), William K. Gerber, Joseph R. Gromek, David T. Kollat

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Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary[1]	Stock Awards[2]
Blake W. Krueger Chairman, CEO and President	2011	$812,558	$1,675,335
	2010	$767,308	$1,437,675
	2009	$735,000	$1,591,179
Kenneth A. Grady General Counsel and Secretary	2011	$258,577	$188,083

Donald T. Grimes Senior Vice President, CFO, Treasurer and Chief Accounting Officer[7]	2011	$412,923	$524,643
	2010	$397,115	$467,425
	2009	$385,000	$510,665
Pamela L. Linton Senior Vice President, Global Human Resources[7]	2011	$309,269	$304,200
	2010	$300,077	$271,200
	2009	$292,000	$309,588
Michael F. McBreen[8] Former President, Global Operations Group	2011	$260,615	$397,175
	2010	$345,192	$354,175
	2009	$325,000	$383,110
James D. Zwiers Senior Vice President and President, Outdoor Group	2011	$420,192	$531,335
	2010	$388,462	$467,425
	2009	$327,308	$382,708

[1]	Includes any amounts deferred under the Company’s qualified 401(k) plan.
[2]

Includes restricted stock grants and performance share grants. Restricted stock was valued using the Wolverine Worldwide common stock closing market price on the NYSE on the grant date. Performance shares granted in 2011 were valued in the table above using the closing market price of Wolverine common stock on the NYSE on the date of grant assuming performance between target (100% payout) and goal (150% payout) level, consistent with the assumptions used at the time of grant under FASB ASC Topic 718. The aggregate grant date fair value of performance shares granted in 2011, assuming payout at maximum (stretch) performance, for each NEO (and, in parenthesis, the grant date fair value of performance share grants for 2011 using maximum (stretch) performance assumptions plus grant date fair value of restricted stock grants for 2011) would have been: $1,424,387 ($2,183,379) for Mr. Krueger; $150,558 ($241,783) for Mr. Grady; $480,865 ($696,156) for Mr. Grimes; $251,635 ($393,946) for Ms. Linton; $373,475 ($530,382) for Mr. McBreen; and $491,265 ($706,556) for Mr. Zwiers. Restrictions on the shares issued under the 2011 performance share grant will lapse in 2014, if at all, based on the Company’s performance for 2011-2013. For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine Worldwide’s Consolidated Financial Statements for the fiscal year ended December 31, 2011.

[3]

Represents the aggregate grant date fair value of stock options granted in the years shown, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. For additional valuation assumptions, see the “Stock-Based Compensation” heading under Note 1 to Wolverine Worldwide’s Consolidated Financial Statements for the fiscal year ended December 31, 2011.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

SUMMARY COMPENSATION TABLE (CONTINUED)

Option Awards[3]	Non-Equity Incentive Plan Compensation[1,4]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5]	All Other Compensation[6]	Total
$509,899	$1,238,247	$2,696,772	$34,032	$6,966,843
$452,264	$2,044,138	$1,605,769	$16,212	$6,323,366
$409,584	$1,484,262	$1,568,139	$12,792	$5,800,596
$63,998	$118,212	$38,801	$9,521	$677,192

$146,726	$346,087	$108,411	$12,975	$1,551,765
$138,267	$595,910	$61,859	$13,400	$1,673,986
$127,995	$376,952	$43,539	$45,970	$1,490,121
$94,696	$225,216	$144,408	$7,635	$1,085,424
$91,951	$364,765	$100,096	$7,635	$1,135,724
$81,064	$281,825	$82,369	$9,776	$1,056,622
$108,223	-	-	$4,177	$770,190
$103,530	$419,723	$38,577	$9,753	$1,270,950
$89,567	$209,682	$27,476	$21,549	$1,056,414
$146,726	$366,800	$230,137	$16,611	$1,711,801
$138,267	$531,493	$112,175	$19,341	$1,657,163
$92,290	$361,189	$111,020	$14,066	$1,288,581

[4]

For 2011, reflects amounts earned in 2011 and paid in 2012 under both the Annual Bonus Plan and the Individual Performance Bonus Plan. For 2010, reflects amounts earned in 2010 and paid in 2011, and for 2009, reflects amounts earned in 2009 and paid in 2010, under the Annual Bonus Plan, Individual Performance Bonus Plan and 3-Year Bonus Plan.

[5]

All amounts in this column reflect the aggregate change in the actuarial present value of the NEOs’ accumulated benefits under the Wolverine Worldwide Employees’ Pension Plan and Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”). The amounts in the table were determined using assumptions consistent with those used in Wolverine Worldwide’s Consolidated Financial Statements for each respective year. See the “Pension Plan and 2011 Pension Benefits” section starting on page 47. The changes in the pension and SERP amounts from 2010 to 2011 are the result of changes in each NEO’s years of service, various accounting assumptions, and salary changes.

[6]

The amounts listed in this column for 2011 include Wolverine Worldwide’s matching contributions to the accounts of the NEOs under Wolverine Worldwide’s 401(k) Money Accumulation Plan, payments made by Wolverine Worldwide for the premiums on certain life insurance policies, and tax and estate planning services in the amounts listed in the table below. The NEOs did not receive tax gross ups on these payments.

Name	401(k) Match	Life Insurance Premiums	Tax and Estate Planning
Krueger	$7,350	$3,842	$22,840
Grady	$7,070	$2,451	-
Grimes	$7,350	-	$5,625
Linton	$7,350	-	$285
McBreen	-	$1,802	$2,375
Zwiers	$7,350	$2,851	$6,410

[7]

Mr. Grimes and Ms. Linton are not vested in their benefits under the Wolverine Worldwide Employees’ Pension Plan or Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan, but the amount reported under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” assumes that each is fully vested.

[8]	Mr. McBreen’s employment with the Company ceased on September 9, 2011.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2011

The following table provides information concerning each grant of an award made to the NEOs in fiscal year 2011:

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/Share)	Grant Date Fair Value[6] ($)
Krueger	Annual Bonus		$410,750	$821,500	$1,643,000
	FY11-FY13 Performance Shares	2/9/11				9,759	19,518	39,035				$916,343
	Stock Options	2/9/11								49,000	$36.49	$509,899
	Restricted Stock	2/9/11							20,800			$758,992
Grady	Annual Bonus		$39,075	$78,150	$156,300
	FY11-FY13 Performance Shares	2/9/11				1,032	2,063	4,126				$96,858
	Stock Options	2/9/11								6,150	$36.49	$63,998
	Restricted Stock	2/9/11							2,500			$91,225
Grimes	Annual Bonus		$114,400	$228,800	$457,600
	FY11-FY13 Performance Shares	2/9/11				3,295	6,589	13,178				$309,352
	Stock Options	2/9/11								14,100	$36.49	$146,726
	Restricted Stock	2/9/11							5,900			$215,291
Linton	Annual Bonus		$69,975	$139,950	$279,900
	FY11-FY13 Performance Shares	2/9/11				1,724	3,448	6,896				$161,889
	Stock Options	2/9/11								9,100	$36.49	$94,696
	Restricted Stock	2/9/11							3,900			$142,311

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Possible Payouts Under Equity Incentive Plan Awards[2]
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units[3] (#)	All Other Option Awards: Number of Securities Underlying Options[4] (#)	Exercise or Base Price of Option Awards[5] ($/Share)	Grant Date Fair Value[6] ($)
McBreen[7]	Annual Bonus		$89,750	$179,500	$359,000
	FY11-FY13 Performance Shares	2/9/11				2,559	5,118	10,235				$240,268
	Stock Options	2/9/11								10,400	$36.49	$108,223
	Restricted Stock	2/9/11							4,300			$156,907
Zwiers	Annual Bonus		$116,875	$233,750	$467,500
	FY11-FY13 Performance Shares	2/9/11				3,366	6,732	13,463				$316,044
	Stock Options	2/9/11								14,100	$36.49	$146,726
	Restricted Stock	2/9/11							5,900			$215,291

[1]

Estimated payout levels relating to each NEO’s participation in the Annual Bonus Plan and Individual Performance Bonus Plan. For a description of these Plans and the payout under them, see pages 29-32.

[2]

Estimated payout levels of performance shares granted under the Stock Incentive Plan of 2010 relating to each NEO’s participation in the 3-Year Bonus (Fiscal 2011-2013). Following the end of the performance period 2011-2013, restrictions may lapse on some, all or none of the performance shares depending upon the Company’s achievement of the relevant performance criteria. The Company accrues, but does not pay, dividends on the performance shares during the performance period. At the end of the performance period, the Company will pay to the NEO the accrued dividends (if any) on the performance shares for which the restrictions lapse. For a description of this Plan and the payout under it, see pages 33-35.

[3]

The Company awarded restricted stock awards under the Stock Incentive Plan of 2010 for all NEOs. The restrictions on 25% of the shares received under the awards reflected in this column normally lapse on the third anniversary of the date of the award, with the restrictions on an additional 25% of the shares lapsing on the fourth anniversary and the restrictions with respect to the remaining 50% of the shares lapsing on the fifth anniversary. All restrictions on shares of restricted stock lapse upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service. In the event of a change in control, as described under the “Benefits Upon a Change in Control Only” heading on page 50, restrictions lapse on all shares. Holders of restricted stock are entitled to receive dividends and to vote the restricted shares.

[4]

The Company granted stock options under the Stock Incentive Plan of 2010 for all NEOs. Stock options granted to NEOs vest ratably over three years beginning on the first anniversary of the grant date and have a term of ten years. All stock options vest upon an NEO’s death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service. In the event of a change in control, as described under the “Benefits Upon a Change in Control Only” heading on page 50, all stock options vest.

[5]	The exercise price is equal to the closing market price of shares of Wolverine Worldwide common stock on the date of grant.
[6]

Represents the grant date fair value for stock options, and award date fair value for performance share and restricted stock awards, made in fiscal year 2011, computed as described in footnotes 3 and 4 to the “Summary Compensation Table.”

[7]	Mr. McBreen’s employment with the Company ceased on September 9, 2011.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2011 FISCAL YEAR-END

The following table provides information concerning unexercised options and stock awards that have not vested for each NEO outstanding as of December 31, 2011:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested[3] ($)
Krueger	Various					110,900	$3,952,476
	Various							150,765	$5,373,265
	2/12/2003	22,500	-	$10.51	2/12/2013
	2/18/2004	23,063	-	$15.37	2/18/2014
	10/25/2004	15,030	-	$20.08	2/11/2013
	2/9/2005	26,200	-	$23.04	2/8/2015
	12/27/2004	6,303	-	$20.73	2/17/2014
	12/27/2004	2,269	-	$20.73	2/18/2014
	2/15/2006	26,650	-	$22.47	2/14/2016
	2/7/2007	36,896	-	$30.26	2/6/2017
	4/19/2007	6,700	-	$29.47	4/18/2017
	2/6/2008	60,000	-	$25.05	2/5/2018
	2/10/2009	64,000	32,000	$17.11	2/9/2019
	2/10/2010	22,134	44,266	$25.00	2/9/2020
	2/9/2011	-	49,000	$36.49	2/8/2021

Grady	Various					15,150	$539,946
	Various							16,901	$602,352
	10/16/2006	1,500	-	$27.71	10/15/2016
	2/7/2007	7,600	-	$30.26	2/6/2017
	2/6/2008	4,644	-	$25.05	2/5/2018
	2/10/2009	-	4,500	$17.11	2/9/2019
	2/10/2010	-	5,600	$25.00	2/9/2020
	2/9/2011	-	6,150	$36.49	2/8/2021

Grimes	Various					30,225	$1,077,219
	Various							51,154	$1,823,129
	5/27/2008	16,000	-	$28.28	5/26/2018
	2/10/2009	20,000	10,000	$17.11	2/9/2019
	2/10/2010	6,767	13,533	$25.00	2/9/2020
	2/9/2011	-	14,100	$36.49	2/8/2021

Linton	Various					21,325	$760,023
	Various							27,764	$989,509
	2/6/2008	16,000	-	$25.05	2/5/2018
	2/10/2009	12,667	6,333	$17.11	2/9/2019
	2/10/2010	4,500	9,000	$25.00	2/9/2020
	2/9/2011	-	9,100	$36.49	2/8/2021

McBreen[5]	-	-	-	-	-	-	-	-	-

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable[1] (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[2] (#)	Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested[4] (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other rights That Have Not Vested[3] ($)
Zwiers	Various					28,575	$1,018,413
	Various							45,716	$1,629,318
	2/12/2003	3,175	-	$10.51	2/11/2013
	2/18/2004	6,525	-	$15.37	2/18/2014
	12/20/20.04	1,606	-	$20.80	2/17/2014
	12/9/2005	8,600	-	$23.04	2/8/2015
	2/15/2006	8,600	-	$22.47	2/14/2016
	2/7/2007	7,600	-	$30.26	2/6/2017
	2/6/2008	16,000	-	$25.05	2/5/2018
	2/10/2009	12,667	6,333	$17.11	2/9/2019
	4/22/2009	1,334	666	$21.79	4/21/2019
	2/10/2010	6,767	13,533	$25.00	2/9/2020
	2/9/2011	-	14,100	$36.49	2/8/2021

[1]

All unexercisable options become exercisable on the vesting date. The normal vesting period for options is one-third of the shares on each of the first three anniversaries of the date of the grant. Full vesting occurs on the third anniversary date of the grant. Stock option vesting may accelerate upon certain events, including death, disability or voluntary termination after attaining age 62 or age 50 with seven years of service, as further described in the “Grants of Plan Based Awards” section.

[2]	The following table sets forth the vesting dates for the unvested restricted stock awards of each NEO as of December 31, 2011:

Named Executive Officer	Vesting Date	Number of Shares to Vest
Krueger	2/6/2012	5,000
	2/7/2012	6,950
	2/10/2012	10,000
	4/19/2012	1,150
	2/6/2013	10,000
	2/10/2013	16,750
	2/10/2014	26,750
	2/9/2014	5,200
	2/9/2015	5,200
	2/10/2015	13,500
	2/9/2016	10,400

Grady	2/6/2012	900
	2/7/2012	1,350
	2/10/2012	1,250
	2/6/2013	1,800
	2/10/2013	1,250
	2/10/2013	900
	2/9/2014	625
	2/10/2014	2,500
	2/10/2014	900
	2/9/2015	625
	2/10/2015	1,800
	2/9/2016	1,250

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Named Executive Officer	Vesting Date	Number of Shares to Vest
Grimes	2/10/2012	3,000
	5/27/2012	1,375
	2/10/2013	5,050
	5/27/2013	2,750
	2/9/2014	1,475
	2/10/2014	8,050
	2/9/2015	1,475
	2/10/2015	4,100
	2/9/2016	2,950

Linton	2/6/2012	1,375
	2/10/2012	2,000
	2/6/2013	2,750
	2/10/2013	3,325
	2/9/2014	975
	2/10/2014	5,325
	2/9/2015	975
	2/10/2015	2,650
	2/9/2016	1,950

McBreen	n/a5	n/a	[5]

Zwiers	2/6/2012	1,375
	2/7/2012	1,350
	2/10/2012	2,000
	4/22/2012	250
	2/6/2013	2,750
	2/10/2013	4,050
	4/22/2013	250
	2/9/2014	1,475
	2/10/2014	6,050
	4/22/2014	500
	2/9/2015	1,475
	2/10/2015	4,100
	2/9/2016	2,950

[3]	The dollar values are calculated using a per share stock price of $35.64, the closing price of Wolverine Worldwide common stock as of the end of fiscal year 2011.
[4]

Following the end of the applicable three-year performance period, restrictions may lapse on some, all or none of the performance shares depending upon the Company’s achievement of the relevant performance criteria.

[5]	Mr. McBreen’s employment with the Company ceased on September 9, 2011, and he had no outstanding unvested grants as of December 31, 2011.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2011

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting* ($)
Krueger	58,865	$1,037,447	16,550	$596,987
Grady	17,156	$264,605	2,325	$83,470
Grimes	-	-	1,375	$53,460
Linton	-	-	1,375	$48,290
McBreen	35,067	$567,378	1,375	$58,699
Zwiers	2,936	$82,444	3,750	$134,619

*	The Company calculates the dollar values using the closing price of Wolverine Worldwide common stock on the date of vesting.

PENSION PLANS AND 2011 PENSION BENEFITS

Wolverine Worldwide maintains the following defined benefit retirement plans covering NEOs: (1) the Wolverine Worldwide Employees’ Pension Plan (“Pension Plan”), which is a funded and tax-qualified defined benefit plan under the Internal Revenue Code that covers eligible employees, and (2) the Wolverine World Wide, Inc. 409A Supplemental Executive Retirement Plan (“SERP”), which is an unfunded non-qualified plan that covers individuals recommended by the CEO and approved by the Compensation Committee for participation in the SERP. The following describes the material features of the pension plans presented in the “Pension Benefits” table.

Qualified Pension Plan

NEOs vest in the Pension Plan after five years of qualifying service. Subject to the limitations imposed by the Internal Revenue Code, the Pension Plan generally pays an NEO a monthly benefit in an amount equal to a percentage of the NEO’s final average monthly earnings multiplied by his or her number of years of service. The Pension Plan caps years of service at 25 (30 for non-SERP participants). The percentages are 2.4% for Mr. Krueger and 2.0% for Messrs. Grimes, McBreen, Zwiers and Ms. Linton, and 1.6% for Mr. Grady. “Earnings” as used in this formula generally includes base salary and annual bonus, less social security allowance, and for 2011 was capped at $245,000, the IRS limit applicable to tax-qualified plans.

Upon retirement, an NEO participant may elect to receive the benefit in the form of a life annuity, 5- or 10-year certain annuities, or joint and 50%, joint and 75%, or joint and 100% survivor annuities. The payments are actuarially adjusted based on the election. Any election, other than an election to receive life annuity benefits, reduces the monthly benefit payable. The “normal” retirement age under the plan is age 65. None of the NEOs currently are eligible to begin drawing early retirement benefits under the Pension Plan.

Supplemental Executive Retirement Plan

Wolverine Worldwide offers NEOs the opportunity to participate in the SERP, which provides retirement benefits above amounts available under the Company’s tax-qualified pension programs. An NEO’s SERP benefit generally equals the difference between the NEO’s retirement benefit under Pension Plan and the benefits the NEO would have received if there were no cap on earnings when calculating the pension plan benefit. The SERP caps years of service at 25. The SERP also allows a retired NEO who has five years of service to draw earlier (beginning at age 55) and on different terms than under the Pension Plan. An NEO’s earnings percentage multiplier is the same under the SERP as it is under the Pension Plan. The Compensation Committee may grant additional deemed years of service to an NEO, subject to the cap of 25 years. Under Mr. Krueger’s compensation arrangement as CEO, he is credited with an additional deemed year of service under the SERP for each year he serves as CEO until he reaches the 25-year cap, which he will reach in 2012. The full benefit of any additional years of deemed service is paid under the SERP.

If a retired NEO draws the SERP benefit prior to age 65, the reduction factor is 0.333% for each month prior to age 60, and 0.1666% for each month between age 60 and age 65. As of the end of fiscal year 2011, Mr. Krueger was the only NEO eligible to retire and begin drawing early retirement benefits under the SERP.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

SERP benefits are paid monthly, and the SERP has a lump sum payment option in the event of death or termination of employment after a change in control. The SERP also includes a disability benefit and a death benefit payable to the NEO’s designated beneficiary if the NEO dies before retiring. The SERP provides for lump sum payments to participating NEOs if, within two years (Messrs. Grimes, McBreen, Zwiers and Ms. Linton) or three years (Mr. Krueger) after a change in control the NEO resigns for good reason or is terminated by Wolverine other than for cause or due to death or disability. Mr. Grady is not a participant in the SERP.

The SERP also contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the SERP non-competition provisions, an NEO is not entitled to any benefit payment if, prior to the date on which such benefit payment is due, the participant enters into certain relationships with a competing business. If the NEO’s employment is terminated for serious misconduct or if Wolverine Worldwide cannot collect under an insurance policy purchased to fund SERP benefits for certain reasons, the Company may terminate an NEO’s benefits under the SERP. Wolverine Worldwide may terminate the SERP or stop further accrual of SERP benefits for a participating NEO at any time, but termination will not affect previously accrued benefits.

Pension Benefits in Fiscal Year 2011

The following table provides for each NEO certain information concerning each plan that provides for payments or other benefits at, following, or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Krueger	Pension Plan	16	$765,924	-
	SERP[2]	24	$7,132,537	-
Grady	Pension Plan	5	$123,832	-
	SERP[3]	-	-	-
Grimes	Pension Plan[3]	4	$99,235	-
	SERP[3]	4	$126,032	-
Linton	Pension Plan[3]	4	$202,776	-
	SERP[3]	4	$163,507	-
McBreen	Pension Plan[3]	4	-	-
	SERP[3]	4	-	-
Zwiers	Pension Plan	14	$259,342	-
	SERP	14	$318,094	-

[1]

These values are as of December 31, 2011, and are calculated assuming the participants will commence their benefits at age 65 (in the form of the annuity elected by the NEO) and use the 2011 PPA static mortality tables and a 5.42% interest rate.

[2]

The present value of Mr. Krueger’s accumulated benefit under the SERP has increased by $2,632,820 as a result of three additional service years that were granted to him under the SERP in 1996 in recognition of his service as a member of Wolverine Worldwide’s executive team for three years before becoming a participant in the SERP, and five additional deemed years of service granted as part of Mr. Krueger’s CEO compensation. The present value of Mr. Krueger’s SERP benefit would be $4,499,717 if 16 service years were used to calculate his benefit. Mr. Krueger will reach 25 years of service in 2012, the maximum years of service permitted under the SERP, and will not accrue any further years of service under the SERP.

[3]

Messrs. Grimes and Ms. Linton are not vested in the pension plan or the SERP. The amount in the table was calculated using the assumption that each of them was fully vested. Mr. Grady is vested in the pension plan, but is not a participant in the SERP. Mr. McBreen’s employment with the Company ceased on September 9, 2011, and he was not vested in the pension plan or SERP at the time he left the Company.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Wolverine Worldwide has entered into an Executive Severance Agreement with each of the NEOs that provides certain rights including the right to receive payments in the event of a termination of employment in connection with a change in control. The Company also has entered into an agreement with Mr. Krueger regarding certain termination benefits in the event of termination of his employment under certain circumstances.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Benefits Triggered by Termination for Cause or Voluntary Termination

An NEO is not entitled to receive any additional forms of severance payments or benefits upon termination for cause or upon the NEO’s voluntary decision to terminate employment with Wolverine Worldwide prior to being eligible for retirement.

Benefits Triggered by Termination Other Than for Cause or by the NEO for Good Reason

Mr. Krueger entered into a Separation Agreement on March 13, 2008, which states that upon termination of his employment other than termination by Wolverine Worldwide for Cause or termination by Mr. Krueger without Good Reason, as such terms are defined in the Separation Agreement, Wolverine Worldwide will pay Mr. Krueger the following payments in exchange for a general release in favor of Wolverine Worldwide: (1) continued base salary for 18 months (reduced by payments he receives if he is employed by a Competing Business, as defined in the Separation Agreement); (2) a lump sum pro rata portion of the annual incentive bonus and the long-term bonus for all uncompleted performance periods based on actual corporate performance for the applicable performance periods; (3) a lump sum pro rata portion of the annual individual performance bonus relating to personal performance objectives; (4) retiree medical benefits for Mr. Krueger, his spouse and dependents for a period starting on the day after the termination date and ending on the last day of the 18th month following the month in which the termination date falls; and (5) with respect to any triggering termination occurring before Mr. Krueger’s 60th birthday, either a waiver of the three-year non-competition clause in the SERP or a lump sum payment of 36 months’ base salary. Mr. Krueger also will be paid any annual incentive bonus and long-term incentive bonus earned but not paid prior to his termination.

“Cause” generally is defined in Mr. Krueger’s Separation Agreement to mean: (1) any act or omission knowingly undertaken or omitted with the intent of causing material damage to Wolverine Worldwide; (2) any intentional act involving fraud, misappropriation or embezzlement, that causes material damage to Wolverine Worldwide; (3) repeated willful failure to substantially perform any of his significant duties as reasonably directed by the Board of Directors of Wolverine Worldwide; (4) a conviction (including any plea of guilty or nolo contendere) of any criminal act that (a) results in the executive serving prison time and not being able to perform the normal duties of his position for more than thirty (30) days; or (b) causes material damage to Wolverine Worldwide; or (5) chronic or habitual use or consumption of drugs or alcohol that causes material damage to Wolverine Worldwide.

“Good Reason” generally is defined in Mr. Krueger’s Separation Agreement to mean: (1) a material reduction in base compensation, including a reduction in base salary or opportunities under Wolverine Worldwide’s bonus plans or equity plans (other than those implemented for the executive team as a whole); (2) a material reduction in authority, duties, or responsibilities; (3) a requirement to report to a Company officer or employee instead of reporting directly to the Board of Directors; or (4) certain relocations, other than those related to a change in the location of Wolverine Worldwide’s headquarters affecting a majority of the executive team.

Benefits Triggered Upon a Change in Control

Benefits Upon Termination Following a Change in Control.  Under the Executive Severance Agreements entered into with the NEOs, payments and benefits are triggered when Wolverine terminates employment without “cause” or when an executive terminates employment for “good reason” within two years (Messrs. Grady, Grimes, Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control of Wolverine Worldwide. Mr. McBreen’s employment with the Company ceased on September 9, 2011, and his Executive Severance Agreement terminated as of the date he left the Company.

Wolverine Worldwide pays the lump sum severance payment under the Executive Severance Agreement, and the payment is composed of the following: (1) unpaid base salary, benefit awards (including both cash and stock) and bonus payments that have been earned; (2) in lieu of a bonus payment under the Annual Bonus Plan, an amount equal to the number of days the NEO was employed by Wolverine Worldwide in the year of termination divided by the number of days in the year multiplied by 100% of the greater of either (a) the bonus awarded to the NEO under an Annual Bonus Plan for the preceding year or (b) the average paid to the NEO over the preceding two-year period under an Annual Bonus Plan; (3) in lieu of payments under the various three-year performance periods, an amount equal to the bonus the NEO would have received based on actual and assumed performance measures, multiplied by the number of days the NEO participated in the performance period prior to the termination, divided by the total number of days in the performance period (in determining the earnings per share or other performance measures that can be determined annually for any year subsequent to the year of termination, performance will equal the level required to attain the maximum goal under the three year plan for that year); (4) either two (Messrs. Grady, Grimes, Zwiers and Ms. Linton) or three

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

(Mr. Krueger) times the sum of (a) the NEO’s highest annual rate of base salary during the 12-month period prior to termination; and (b) the greater of the average amount earned by the NEO during the previous two years or the previous year under the Annual Bonus Plan; (5) 100% of the positive spread for any options held by the NEO whether or not vested; (6) an excise tax gross-up adjustment; and (7) the present value of an additional three years of deemed service under the retirement plans. Upon a termination of employment in connection with a change of control, Wolverine Worldwide will maintain for up to six months the employee benefit plans, programs or arrangements that the NEO was entitled to participate in immediately prior to the termination date. Wolverine Worldwide will provide outplacement services through the last day of the second calendar year following the calendar year of termination.

Excise Tax Gross-Up.  The Compensation Committee previously determined that Wolverine Worldwide would not provide excise tax gross-up payments in employment agreements entered into after 2008.

“Change in control” under the Executive Severance Agreements generally means certain changes in composition of the Board of Directors, certain acquisitions of 20% or more of Wolverine Worldwide’s common stock or combined outstanding voting power of Wolverine Worldwide, and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or distributions of substantial assets (unless such transactions result in the creation of an entity in which at least 50% of the common stock and combined voting power is owned by the owners of record prior to the transaction, no single stockholder owns more than 20% of the combined voting power and a majority of the board remains unchanged).

“Cause” is defined under the Executive Severance Agreements to generally mean the willful and continued failure to substantially perform duties or willfully engaging in gross misconduct that is injurious to Wolverine Worldwide.

“Good Reason” is defined under the Executive Severance Agreements generally to mean: (1) any materially adverse change in position, duties, responsibilities or title or any removal, involuntary termination or failure to re-elect an officer; (2) a reduction in annual base salary; (3) any relocation or requirement to substantially increase business travel; (4) the failure to continue providing any executive incentive plans or bonus plans; (5) the failure to continue any employee benefit plan or compensation plan unless a comparable plan is available; (6) the failure to pay any salary, bonus, deferred compensation or other compensation; (7) the failure to obtain an assumption agreement from any successor; (8) any purported termination of the employment which is not effected in a manner prescribed by the Executive Severance Agreement; or (9) any other material breach by Wolverine Worldwide or a successor of its obligations under the Executive Severance Agreement.

Benefits Upon a Change in Control Only.  Under the stockholder-approved equity plans, upon a change in control of Wolverine Worldwide, all of each NEO’s outstanding stock options become immediately exercisable in full and will remain exercisable during their remaining term, regardless of whether the NEO remains in the employ or service of Wolverine Worldwide. The Compensation Committee may determine that one or all of the NEOs shall receive cash in an amount equal to the positive spread amount. In addition, all other outstanding incentive awards of the NEOs, including shares of restricted stock, become immediately and fully vested and non-forfeitable upon a change in control of Wolverine Worldwide. Change in control for this purpose generally means certain changes in the composition of the Board of Directors, certain acquisitions of 20% of Wolverine Worldwide’s common stock and other specified reorganizations, mergers, consolidations, liquidations, dissolutions or dispositions of substantial assets.

Benefits Triggered by Retirement, Death or Permanent Disability

Pension Plan.  In the event of death before retirement, the Pension Plan provides the surviving spouse of a vested NEO participant a death benefit equal to the qualified pre-retirement survivor annuity as defined in the Internal Revenue Code (generally 50% of the participant’s accrued normal retirement benefit). This benefit is paid annually to the surviving spouse beginning when the NEO participant would have turned 60 and continues for the life of the surviving spouse. For NEO participants with at least three years of service as of December 31, 2003, and who have at least 10 years of service and are employed by Wolverine Worldwide at the time of death, the amount of the survivor benefit under the Pension Plan is calculated as though the NEO participant had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death and the benefit begins upon the date of death, unreduced for early commencement. The survivor benefit for NEO participants who meet all the criteria set forth in the preceding sentence, but who die when they are not employed by Wolverine Worldwide are entitled to a joint and survivor benefit commencing upon the date of death, unreduced for early commencement.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

SERP.  If an NEO dies before beginning to receive benefits under the SERP, Wolverine Worldwide must (based on the current elections by all of the NEOs) pay the beneficiary a lump sum death benefit equal to the present value of the benefit computed as if the NEO participant had retired on the date of death, had begun receiving benefits at age 55 and had continued to receive benefits for the remainder of the participant’s life expectancy. If the participant dies after beginning to receive benefit payments, benefits cease unless the NEO participant was receiving benefits in the form of one of the joint and survivor annuity optional elections under the plan or had elected benefits in a form that provides for a continuation of benefits.

If an NEO becomes totally and permanently disabled, the SERP provides a disability benefit equal to 60% of the normal retirement accrued benefit based upon years of service up to the date that the NEO participant became disabled through the date the NEO participant reaches age 65 (at which point, the NEO participant would begin drawing full SERP benefits) or is no longer disabled.

Incentive Compensation Plans.  Upon termination of employment at least six months after the beginning of a fiscal year due to death, disability or early or normal retirement, an NEO is entitled to receive a pro rata portion of any Annual Bonus award earned under the Annual Bonus Plan based on the NEO’s service during such fiscal year. The Annual Bonus is payable at the same time and in the same manner as awards are paid to other NEOs for the fiscal year. With respect to performance shares, upon death, disability or early or normal retirement, an NEO will be eligible to receive a pro rata portion of any shares upon which restrictions lapse under each open performance cycle for which the NEO served at least 12 months. If an award is payable at the end of the performance period, the award is prorated for service during the applicable performance cycle. Any prorated award is payable at the time awards are paid to other NEOs.

Stock Incentive Plans.  Upon death, disability or early or normal retirement of the NEO, the restrictions applicable to his or her shares of restricted stock (excluding performance shares) terminate automatically and stock options vest in full if held for more than one year or, if employed for less than one year after the grant, on a percentage basis based on months employed after the grant divided by 12. An NEO is eligible for early retirement under the stock incentive plans upon voluntarily terminating employment after attaining age 50 with seven years of service. Upon death, disability or early or normal retirement of the NEO, the restrictions on performance shares lapse on a prorated basis, based on months employed in the performance period and actual Company performance during the performance period.

Description of Restrictive Covenants that Apply During and After Termination of Employment

The SERP contains non-competition, confidentiality and employee non-solicitation provisions in favor of Wolverine Worldwide. Under the non-competition provisions of the SERP, the NEO participant will not be entitled to any benefit payment if, prior to the date on which such benefit payment is due, the NEO participant enters into certain relationships with a competing business.

Estimated Payments on Termination or Change in Control

The following table summarizes the potential payments and benefits payable to each of Wolverine Worldwide’s NEOs upon a change in control or termination of employment in connection with each of the triggering events set forth in the table, assuming in each situation that the termination of employment or change in control of Wolverine Worldwide took place on December 31, 2011. The amounts described below are in addition to benefits that are generally available to the Company’s employees such as distributions under the Company’s 401(k) savings plan, disability or life insurance benefits and accrued vacation. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, Wolverine Worldwide’s stock price and the NEO’s age.

The value of the accelerated vesting of unvested equity-based compensation awards was computed using the closing market price ($35.64) of Wolverine Worldwide’s common stock on December 30, 2011, the last business day in the fiscal year. The value for unvested restricted stock is computed by multiplying $35.64 by the number of unvested shares of restricted stock held by the NEO. The value of unvested stock options equals the difference between the exercise price of each option and $35.64. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $35.64.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Termination Event and Payments/Benefits	Krueger		Grady	Grimes	Linton	McBreen[13]	Zwiers
Termination by Company for Cause or Voluntary Termination	-		-	-	-	-	-

Termination by Company Other Than for Cause or by Executive for Good Reason	$5,565,238	[1]	-	-	-	-	-

Change in Control Termination[2]
Executive Severance Agreement[3]	$28,866,751		$1,725,816	$5,616,672	$3,843,383	-	$5,997,871
Benefits under Executive Severance Agreement[4]	$49,200		$47,677	$45,782	$46,683	-	$49,186
Stock Incentive Plans[5]	$5,016,426		$682,915	$1,406,510	$973,133	-	$1,288,979
Lump sum payment under the SERP[6]	$15,834,373		-	$620,390	$590,022	-	$865,073

Death
SERP[7]	$10,669,808		-	$447,447	$446,859	-	$258,161
Pension Plan[8]	$886,777		$64,716	-	-	-	$932,324
Stock Incentive Plans[5]	$4,892,898		$668,089	$1,371,476	$949,967	-	$1,253,945
Earned Incentive Compensation[9]	$4,131,029		$448,224	$1,335,046	$771,603	-	$1,152,585

Disability
SERP[10]	$9,934,623		-	$488,895	$414,389	-	$925,543
Stock Incentive Plans[5]	$4,892,898		$668,089	$1,371,476	$949,967	-	$1,253,945
Earned Incentive Compensation[9]	$4,131,029		$448,224	$1,335,046	$771,603	-	$1,152,585

Retirement
SERP[11]	See fn 11		See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Pension Plan[11]	See fn 11		See fn 11	See fn 11	See fn 11	See fn 11	See fn 11
Stock Incentive Plans[5,12]	$4,892,898		-	-	$949,967	-	-
Earned Incentive Compensation[12]	$4,131,029		-	-	-	-	-

Change in Control Only
Stock Incentive Plans[5]	$5,016,426		$682,915	$1,406,510	$973,133	-	$1,288,979

[1]

The estimate for Mr. Krueger assumes that the Company waives the non-compete clause in Mr. Krueger’s SERP and assumes target performance under the performance periods 2010-2012 and 2011-2013. Actual payout or vesting, if any, would be determined and made at the end of the period. Performance shares assumed to vest for purposes of the estimate for the performance periods 2009-2011, 2010-2012 and 2011-2013 were valued at $35.64, the closing price of the Company’s stock on the last business day of 2011. The amount reflected in the table also includes an estimated cost of $10,605 for retiree medical benefits for 18 months and the estimated cost of $25,000 for out-placement services.

[2]

Payments would be triggered after termination of employment under certain circumstances within two years (Messrs. Grady, Grimes, Zwiers and Ms. Linton) or three years (Mr. Krueger) following a change in control. The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

[3]

Includes amounts payable in cash under the terms of the Executive Severance Agreement, excluding the value of the cash payout to each NEO of the option spread for already vested options. See the “Outstanding Equity Awards at Fiscal Year-End” table above for more information regarding each NEO’s vested options as of December 31, 2011. The value of unvested options and time-vested restricted shares that vest upon a change in control under the terms of the Company’s stock incentive plans are included in the Stock Incentive Plans row.

[4]

These estimates assume that Wolverine Worldwide maintains the benefit plans for a period of one year after termination and the out-placement services for a period beginning with the date of termination and ending on the last day of the second calendar year following the calendar year in which the date of termination occurred.

[5]

Reflects the value of unvested stock options and shares of restricted stock that would vest because of the event. Restricted shares are valued and the option spread determined using a value of $35.64 per share, the closing price of the Company’s stock on the last business day of fiscal year 2011.

[6]

Amounts in this row reflect the entire lump sum benefit payable to each NEO, including any accumulated benefit. For a description of the SERP, see “Supplemental Executive Retirement Plan” under the heading “Pension Plans and 2011 Pension Benefits.” The timing of the payment would be delayed to the extent earlier payment would trigger Section 409A of the Tax Code.

[7]	Amounts in this row reflect the entire lump sum death benefit payable to a participating NEO’s beneficiary, including any accumulated benefit.
[8]

Amounts reflect the net present value of the annuity paid to the surviving spouse calculated using the same discount rate and mortality assumptions used in the Pension Benefits table. In accordance with the terms of the Pension Plan, the death benefit for Messrs. Krueger and Zwiers was calculated as though

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

the NEO had continued as an employee of Wolverine Worldwide until age 65 at the compensation level as of the date of death. Mr. Grimes and Ms. Linton were not vested in the Pension Plan as of December 31, 2011, so no death benefit would be payable to any surviving spouse.
[9]

Under the Annual Bonus Plan and the terms of performance share awards, each NEO may be eligible to receive a pro rata portion of any award if employment is terminated as a result of the event. The amount reported represents actual payout under the Annual Bonus Plan for fiscal year 2011, actual payout under the 2009-2011 performance cycle of the LTIP, and for the 2010-2012 and 2011-2013 performance cycles, an estimated value of performance shares that would vest at the end of the performance period. Performance shares would vest on a prorated basis based on actual Company performance. For purposes of this estimate, the calculation uses target performance and a $35.64 stock price, the closing stock price at the end of fiscal year 2011.

[10]

Amounts in this row reflect the net present value of the annuity using the same discount rate and mortality assumptions used in the Pension Benefits table and assuming the NEO drew the disability benefit until age 65 and then the normal retirement benefit.

[11]

See the Pension Benefits table and associated footnotes. The Pension Benefits table describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of each NEO’s accumulated pension benefit assuming payment begins at age 65.

[12]	Mr. Krueger and Ms. Linton are the only NEOs who were retirement eligible at fiscal year end.
[13]	Mr. McBreen’s employment with the Company ceased on September 9, 2011.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of four directors who are independent under the Company’s Director Independence Standards, the NYSE listed company standards, and applicable SEC standards. The Audit Committee represents and assists the Board in fulfilling its oversight responsibility regarding the integrity of Wolverine Worldwide’s financial statements and the financial reporting and accounting process, the systems of internal accounting and financial controls, the performance of the internal audit function and the independent auditors, the qualifications and independence of the independent auditors, the annual independent audit of Wolverine Worldwide’s financial statements, and compliance with legal and regulatory requirements. The Audit Committee is directly responsible in its capacity as a committee of the Board for appointing, retaining, compensating, overseeing, evaluating and terminating (if appropriate) Wolverine Worldwide’s independent auditors. Wolverine Worldwide’s management has primary responsibility for the financial statements and the financial reporting process, including the application of accounting and financial principles, the preparation, presentation and integrity of the financial statements, and the systems of internal controls and other procedures designed to promote compliance with accounting standards and applicable laws and regulations. Wolverine Worldwide’s independent auditors are responsible for expressing an opinion on the conformity of Wolverine Worldwide’s financial statements with generally accepted accounting principles and for auditing the effectiveness of Wolverine Worldwide’s internal control over financial reporting.

The Audit Committee has taken steps to provide assurances regarding Audit Committee composition and procedures, the independence of Wolverine Worldwide’s outside auditors and the integrity of Wolverine Worldwide’s financial statements and disclosures. These steps include: (i) reviewing the Audit Committee Charter; (ii) reviewing the Accounting and Finance Code; (iii) maintaining an Accounting and Auditing Complaint Procedure to allow employees, stockholders and the public to report concerns regarding Wolverine Worldwide’s financial statements, internal controls and disclosures; and (iv) reviewing procedures for the Audit Committee to pre-approve all audit and non-audit services provided by Wolverine Worldwide’s independent auditors.

As part of its supervisory duties, the Audit Committee has reviewed Wolverine Worldwide’s audited financial statements for the fiscal year ended December 31, 2011, and has discussed those financial statements with Wolverine Worldwide’s management, internal financial staff, and the internal auditors and independent auditors with and without management present. The Audit Committee has also reviewed and discussed the following with Wolverine Worldwide’s management, the financial staff, and the internal auditors and independent auditors with and without management present:

»	accounting and financial principles and significant assumptions, estimates and matters of judgment used in preparing the financial statements;

»	allowances and reserves for accounts receivable, inventories and taxes;

»	accounting for acquisitions, pension plans and equity-based compensation plans;

»	goodwill impairment analysis; and

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»	other significant financial reporting issues and practices.

The Audit Committee has discussed with Wolverine Worldwide’s independent auditors the results of the independent auditors’ examinations and the judgments of the independent auditors concerning the quality, as well as the acceptability, of Wolverine Worldwide’s accounting principles and such other matters that it is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards, including the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Audit Committee has received from the independent auditors the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence rules and has discussed their independence from Wolverine Worldwide and Wolverine Worldwide’s management with them, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the scope of all fees paid to the independent auditors during the year. After and in reliance upon the reviews and discussions described above, the Audit Committee recommended to Wolverine Worldwide’s Board of Directors that the audited financial statements for the fiscal year ended December 31, 2011, be included in Wolverine Worldwide’s Annual Report on Form 10-K for the year then ended to be filed with the SEC.

Respectfully submitted,

Jeffrey M. Boromisa (Chairperson), William K. Gerber, Brenda J. Lauderback, Shirley D. Peterson

INDEPENDENT AUDITOR

Wolverine Worldwide’s Audit Committee has adopted a policy under which the Audit Committee must approve all audit and non-audit services provided by Ernst & Young LLP and which prohibits Ernst & Young LLP from providing any non-audit services that are prohibited by the SEC or the PCAOB. The Company’s Audit Committee provides categorical pre-approval before the beginning of each fiscal year for routine and recurring services, with specific service descriptions and budgets. All audit services, internal control-related services, and other services not within the specifically pre-approved service descriptions and budgets require engagement-specific pre-approval. With certain exceptions (such as pre-approval of audit services), the Audit Committee may delegate engagement-specific pre-approval to one or more Committee members. Management must communicate to the Audit Committee at its next regularly scheduled meeting any services approved by a Committee member. Wolverine Worldwide’s Audit Committee pre-approved all fees paid to Ernst & Young LLP for services performed in 2011 and 2010.

The aggregate fees billed by Ernst & Young LLP for audit and non-audit services were:

	2011	2010
Audit Fees*	$816,250	$1,011,100
Audit Related Fees	-	-

Total Audit and Audit Related	$816,250	$1,011,100
Tax Fees
Tax Compliance	$569,450	$383,819
Tax Planning & Advisory	$182,800	$82,090

Total Tax Fees	$752,250	$465,909
All Other Fees	-	-
Total Fees	$1,568,500	$1,477,009

*

“Audit Fees” are comprised of fees for the annual audit, reviews of the financial statements included in Wolverine Worldwide’s Form 10-Q filings, audit of internal control over financial reporting, foreign statutory audits and consultations concerning accounting matters associated with the annual audit.

Wolverine Worldwide’s Audit Committee has adopted a policy restricting the Company’s hiring of current or former partners or employees of the Company’s independent auditors.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

ITEM 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has reappointed Ernst & Young LLP as independent auditors for the current fiscal year. As a matter of good corporate governance, the Audit Committee has determined to submit its appointment of Ernst & Young LLP to the Company’s stockholders for ratification. If this appointment is not ratified by the holders of a majority of shares present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of an independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion may select different independent auditors any time during the year if it determines that such a change would be in the best interests of the Company and the Company’s stockholders.

The Audit Committee reviewed Ernst & Young LLP’s performance prior to appointing them as the independent auditors, and considered:

»

the historical and recent performance of Ernst & Young LLP on the Company’s audit, including the quality of the engagement team and Ernst & Young LLP’s experience, client service, responsiveness and technical expertise;

»	the PCAOB report of selected Ernst & Young LLP audits;

»	Ernst & Young LLP’s financial strength and performance;

»	the appropriateness of fees charged; and

»	Ernst & Young LLP’s familiarity with the Company’s accounting policies and practices and internal control over financial reporting.

Ernst & Young LLP, a registered public accounting firm, was the Company’s independent auditor for the year ended December 31, 2011. Representatives of Ernst & Young LLP are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions from stockholders.

Board Recommendation

The Board recommends that you vote “FOR” ratification of the Audit Committee’s selection of the firm of Ernst & Young LLP, Grand Rapids, Michigan, as independent auditor for the Company for the fiscal year 2012.

ITEM 3: ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

The Company is asking its stockholders to indicate their support for Wolverine Worldwide’s NEO compensation, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their view on compensation for the Company’s NEOs. The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board. The Board and Compensation Committee value the opinions of Wolverine Worldwide’s stockholders and will review and consider the voting results when making future decisions regarding the Company’s executive compensation program.

As described above in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured the executive compensation program to achieve the following key objectives:

»	attract and retain talented NEOs who will lead Wolverine Worldwide and achieve and inspire superior performance;

»	provide incentives for achieving specific near-term individual, business unit and corporate goals and reward the attainment of those goals at pre-established levels;

»	provide incentives for achieving longer-term financial goals and to reward attaining those goals at pre-established levels; and

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

»	align the interests of NEOs with those of the stockholders through incentives based on increasing stockholder value.

The executive compensation program achieves these objectives, in part, by:

»	balancing fixed compensation (base salaries) with performance-based compensation (annual bonuses and long-term incentives);

»	rewarding annual performance while maintaining emphasis on longer-term objectives; and

»	blending cash, non-cash, long- and short-term compensation components, and current and future compensation components.

The Company performed strongly in 2011, achieving record performances in revenue and diluted earnings per share. The stock price increased to $35.64 at the end of fiscal 2011 from $31.88 at the end of fiscal 2010. Over the past five years, the Company’s performance, based on cumulative total stockholder return, has outperformed the S&P SmallCap 600 Index and S&P 600 Footwear Index.

The Company urges stockholders to read the “Compensation Discussion and Analysis” beginning on page 24 of this proxy statement, which describes in more detail how the Company’s executive compensation policies and procedures operate and are designed to achieve the Company’s compensation objectives. The Company also encourages stockholders to read the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 40 through 47, which provide detailed information on the compensation of the Company’s NEOs. The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving the Company’s goals and that the compensation of the Company’s NEOs reported in this proxy statement has supported and contributed to the Company’s recent and long-term success.

In accordance with recently adopted rules under Section 14A of the Exchange Act, and as a matter of good corporate governance, the Company asks stockholders to approve the following advisory resolution at the 2012 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Wolverine World Wide, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis section, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2012 Annual Meeting of Stockholders.

Board Recommendation

The Board recommends that you vote “FOR” approval of the advisory resolution on executive compensation.

ITEM 4: APPROVAL OF AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN (3-YEAR BONUS PLAN)

Overview

To provide incentives and rewards for long-term planning and decision-making and the achievement of long-term corporate performance goals, on February 9, 2012, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan) (the “Restated Long-Term Plan”). The Restated Long-Term Plan would amend and restate the existing Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan) that was approved by the Company’s stockholders at the 2007 Annual Meeting of Stockholders (the “LTIP”).

The Restated Long-Term Plan differs from the current LTIP in three ways: (a) it would extend the term of the LTIP to the first meeting of stockholders in 2017; (b) it would increase the list of performance criteria from which the Compensation Committee may select in setting and determining performance goals; and (c) it would increase the maximum incentive bonus from $1,800,000 to $4,000,000. The LTIP expires at this year’s Annual Meeting of Stockholders unless stockholders approve the extension of the LTIP by approving the Restated Long-Term Plan.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

There currently are no outstanding awards under the LTIP, because outstanding long-term incentive awards have been granted pursuant to the Stock Incentive Plan of 2010 and the Amended and Restated Stock Incentive Plan of 2005. However, the Board of Directors believes it is in the best interests of the Company to obtain approval of the Restated Long-Term Plan in order to preserve the ability to pay long-term incentive cash bonuses that are intended to qualify as “performance-based” compensation under Section 162(m) of the Code, however, there can be no guarantee that amounts payable under the Restated Long-Term Plan will be treated as qualified performance-based compensation under Section 162(m).

Purpose of the Plan

The Restated Long-Term Plan is designed to provide executive officers and key management employees the opportunity for additional compensation based upon the achievement of corporate financial performance goals over a three-year period or part thereof. The primary purposes of the Restated Long-Term Plan are to provide a significant incentive to substantially improve the longer-term financial performance of the Company and to foster cooperation among all business units. Target performance goals would be intended to provide a significant challenge to management.

The Restated Long-Term Plan is intended to allow the Company to grant awards designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”) and is interpreted and administered to achieve that purpose. Participants in the Restated Long-Term Plan may also receive cash or other bonuses from the Company under other bonus programs, which may or may not qualify for deductibility under Section 162(m) of the Code. No payment under any such other arrangement may be contingent upon failure to satisfy the criteria for payment of an incentive bonus under the Restated Long-Term Plan or otherwise designed to provide Restated Long-Term Plan participants all or part of the compensation they would receive under the Restated Long-Term Plan regardless of whether the performance goal under the Restated Long-Term Plan is attained.

The Board of Directors believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which long-term incentive compensation paid to its executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Company has structured the Restated Long-Term Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code. One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Restated Long-Term Plan is discussed below, and stockholder approval of the Restated Long-Term Plan is intended to constitute approval of each of these aspects of the Restated Long-Term Plan for purposes of the approval requirements of Section 162(m) of the Code.

Summary of Plan

The following is a summary of the principal features of the Restated Long-Term Plan and is qualified in its entirety by reference to the terms of the Restated Long-Term Plan as set forth in Appendix A to this Proxy Statement. The Restated Long-Term Plan is effective as of February 9, 2012. If the Restated Long-Term Plan is not approved at the 2012 Annual Stockholder Meeting, then it shall terminate without action by the Board. As described above, there currently are no outstanding awards under the LTIP, because outstanding long-term incentive awards have been granted pursuant to the Stock Incentive Plan of 2010 and the Amended and Restated Stock Incentive Plan of 2005.

The Restated Long Term Plan is administered by the Compensation Committee, or such other committee as the Board designates to administer the Restated Long-Term Plan. The Compensation Committee currently consists of four independent members, all of whom are “non-employee directors” as defined in Rule 16b-3 issued under the Exchange Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code. Except as limited by the Restated Long-Term Plan, the Compensation Committee has all of the express and implied powers and duties set forth in the Restated Long-Term Plan and has full authority and discretion to interpret the Restated Long-Term Plan and to make all other determinations considered necessary or advisable for the administration of the Restated Long-Term Plan. The Compensation Committee may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Restated Long-Term Plan as it considers advisable. All determinations, interpretations and selections made by the Compensation Committee regarding the Restated Long-Term Plan are final and conclusive.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

The primary concept of the Restated Long-Term Plan is to establish financial performance goals for each overlapping three-year time period or part thereof for the Company. Performance periods begin every fiscal year and end three full fiscal years later. For each three-year period or part thereof, the Compensation Committee may select the executive officers and other key management employees who would be participants for the three-year period. There are currently no participants under the LTIP because outstanding long-term incentive awards have been granted pursuant to the Stock Incentive Plan of 2010 and the Amended and Restated Stock Incentive Plan of 2005. The Compensation Committee may limit the number of executive officers and key management employees who would be participants for a performance period. Selection as a participant for a three-year period or part thereof by the Compensation Committee is limited to that three-year period or part thereof. An eligible executive officer or key management employee is a participant for a performance period only if designated as a participant by the Compensation Committee for such period. No awards are currently outstanding under the Restated Long-Term Plan, and the Compensation Committee does not currently intend to make grants under the Restated Long-Term Plan for fiscal year 2012.

The Compensation Committee pre-establishes performance goals for each participant in the manner and within the time limits specified in the Restated Long-Term Plan. For each participant in each three-year period or part thereof, the Compensation Committee specifies a target bonus goal established by the Compensation Committee, expressed as a specified dollar amount or as a percentage of the participant’s average annual earned salary, and incentive bonus levels, expressed as a percentage of the target bonus, that would be paid to the participant at specified levels of performance. The term “incentive bonus”, as used in the Restated Long-Term Plan, means a bonus awarded and paid to a participant for services to the Company during a three-year period or part thereof that is based upon achievement of pre-established objectives by the Company. The Compensation Committee may also specify any specific conditions under which an incentive bonus would be reduced or forfeited (but not increased).

Under the Restated Long-Term Plan, performance is determined by reference to one or more of the following objectively determinable factors, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary, division, or profit center, either individually, alternatively or in any combination, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as selected by the Compensation Committee: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) economic value added measurements, (x) return on invested capital, (xi) return on operating revenue, (xii) cash flow (before or after dividends), (xiii) stock price, (xiv) total stockholder return, (xv) market capitalization, (xvi) debt leverage (debt to capital), (xvii) operating profit or net operating profit, (xx) operating margin or profit margin, (xix) cash from operations, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) cost management, (xxiv) customer service, or (xxv) customer satisfaction.

To the extent consistent with Section 162(m) of the Code, the Compensation Committee (i) will appropriately adjust any evaluation of performance under qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with standards established by applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) corporate stock and asset acquisitions and dispositions, and (e) accruals of any amounts for payment under the Restated Long-Term Plan or any other compensation arrangement maintained by the Company.

Payment of an incentive bonus to a participant for a three-year period or part thereof under the Restated Long-Term Plan is entirely contingent upon the performance goals established by the Compensation Committee, the satisfaction of which is substantially uncertain when established by the Compensation Committee for the three-year period or part thereof.

The incentive bonus for each eligible participant for a three-year period or part thereof is determined on the basis of the target bonus and performance criteria established by the Compensation Committee for such performance period. The Compensation

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Committee determines, and certifies in writing prior to payment of any incentive bonus, that the Company’s performance for the three-year period or part thereof satisfied the criteria established by the Compensation Committee for such period.

In the event of a termination of employment prior to the end of a three-year performance period, the incentive bonus otherwise payable to a participant for the three-year period is adjusted as follows. If a participant ceases to be a participant before the end of any three-year period and more than 12 months after the beginning of such 3-year period because of death, normal or early retirement under the Company’s retirement plan, as then in effect, or total disability under the Company’s long-term disability plan, an award is paid to the participant or the participant’s beneficiary after the end of such three-year period prorated as follows: the award, if any, for such three-year period is equal to 100% of the incentive bonus that the participant would have received if the participant had been a participant during the entire performance period multiplied by the ratio of the participant’s full months as a participant during that performance period to the total number of months in that performance period. The award, if any, would only be made in the form of a cash payout. If an employee ceases to be a participant during any three-year period(s), or prior to actual receipt of the award for a previous period because of the participant’s termination of employment for any reason other than described above, the participant would not be entitled to any award for such three-year period. If a participant continued in the Company’s employment but no longer was approved by the Compensation Committee to participate in future three-year periods, the participant would be eligible for a prorated award determined in the same manner set forth above.

Under the Restated Long-Term Plan, the participant would receive his or her incentive bonus in cash as soon as feasible following final determination and certification by the Compensation Committee of the amount payable unless the Compensation Committee determined that the incentive bonus should be paid in a mixture of cash and stock (restricted or unrestricted). If the Committee determined to pay all or part of the incentive bonus using restricted or unrestricted stock, each participant would receive the number of shares of stock equal to the incentive bonus (or part thereof) divided by the market value of the Company’s common stock on the date of grant, rounded to the nearest whole share. It is currently the Compensation Committee’s policy to pay 100% of the incentive bonus under the Restated Long-Term Plan, if any, in cash. The incentive bonus payable to any participant with respect to any three-year performance period may not, in any event, exceed $4,000,000.

Amendment and Termination

The Board of Directors may terminate the Restated Long-Term Plan at any time and may from time to time amend the Restated Long-Term Plan as it considers proper and in the best interests of the Company.

If stockholders approve the Restated Long-Term Plan at the 2012 Annual Meeting of Stockholders, the Restated Long-Term Plan would terminate as of the date of the first meeting of the stockholders in the fifth year following approval (that is, 2017) and each subsequent reapproval unless reapproved on or before the termination date.

Vote Required and Board Recommendation

Approval of the Restated Long-Term Plan requires the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the proposal.

The Board of Directors recommends that you vote FOR approval of the Restated Long-Term Plan.

ITEM 5: APPROVAL OF AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN (ANNUAL BONUS PLAN)

Overview

To provide incentives and rewards for achievement of annual corporate and business unit goals, on February 9, 2012, the Board of Directors adopted, subject to stockholder approval, the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan) (the “Restated Annual Bonus Plan”). The Restated Annual Bonus Plan would amend and restate the existing Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan), which was most recently approved by the stockholders at the 2007 Annual Meeting of Stockholders (the “2007 Annual Plan”).

The Restated Annual Bonus Plan differs from the 2007 Annual Plan in three ways: (a) it would extend the term of the 2007 Annual Plan to the first meeting of stockholders in 2017; (b) it would increase the performance criteria from which the Compensation Committee may select in setting and determining annual bonuses, and (c) it would increase the maximum incentive bonus from $1,800,000 to $4,000,000. The term of the 2007 Annual Plan expires at this year’s Annual Meeting of Stockholders unless stockholders approve the extension of the 2007 Annual Plan by approving the Restated Annual Bonus Plan at the 2012 annual meeting.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Purpose of the Plan

The Restated Annual Bonus Plan is designed to provide executive officers, senior corporate and divisional officers and other key employees with the opportunity for bonuses based on the performance of the business unit or units to which the employee is assigned. The Restated Annual Bonus Plan is intended to allow the Company to grant awards designed to qualify as performance-based compensation under Section 162(m) of the Code, as amended, and is interpreted and administered to achieve that purpose, however, there can be no guarantee that amounts payable under the Restated Annual Bonus Plan will be treated as qualified performance-based compensation under Section 162(m). The Company intends to continue its established practice of paying annual incentive bonuses to officers and key management employees based on individual performance goals. Participants in the Restated Annual Bonus Plan may also receive cash or other bonuses from the Company under other bonus programs, which may or may not qualify for deductibility under Section 162(m) of the Code. No payment under any such other arrangement may be contingent upon failure to satisfy the criteria for payment of an incentive bonus under the Restated Annual Bonus Plan.

The Board believes that it is in the best interests of the Company and its stockholders to provide for a stockholder-approved plan under which annual bonuses paid to its executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Company has structured the Restated Annual Bonus Plan in a manner such that payments under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code.

In general, Section 162(m) places a limit on the deductibility for federal income tax purposes of the compensation paid to the NEOs set forth in the Summary Compensation Table, other than the Chief Financial Officer, who were employed by the Company on the last day of its taxable year. Under Section 162(m), compensation paid to such persons in excess of $1 million in a taxable year is not generally deductible. However, compensation that qualifies as “performance-based” as determined under Section 162(m) does not count against the $1,000,000 limitation.

One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goal under which compensation may be paid be disclosed to and approved by the Company’s stockholders at least once every five years. For purposes of Section 162(m), the material terms include: (a) the employees eligible to receive compensation; (b) a description of the business criteria on which the performance goal is based; and (c) the maximum amount of compensation that can be paid to an employee under the performance goal. Each of these aspects of the Restated Annual Bonus Plan is discussed below, and stockholder approval of the Restated Annual Bonus Plan is intended to constitute approval of each of these aspects of the Restated Annual Bonus Plan for purposes of the approval requirements of Section 162(m) of the Code.

Summary of the Plan

The following is a summary of the principal features of the Restated Annual Bonus Plan and is qualified in its entirety by reference to the terms of the Restated Annual Bonus Plan set forth in Appendix B to this Proxy Statement. The Restated Annual Bonus Plan is effective as of February 9, 2012. Payment of bonuses pursuant to the Restated Annual Bonus Plan for all fiscal years after 2012 are contingent upon stockholder approval.

The Restated Annual Bonus Plan is administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”) or such other committee as the Board designates to administer the Restated Annual Bonus Plan. The Compensation Committee currently consists of four independent members, all of whom are “non-employee directors” as defined in Rule 16b-3 issued under the Exchange Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code. Except as limited by the Restated Annual Bonus Plan, the Compensation Committee has all of the express and implied powers and duties set forth in the Restated Annual Bonus Plan and has full authority and discretion to interpret the Restated Annual Bonus Plan and to make all other determinations considered necessary or advisable for the administration of the Restated Annual Bonus Plan. The Compensation Committee can adopt such other rules, policies and forms for the administration, interpretation and implementation of the Restated Annual Bonus Plan as it considers advisable. All determinations, interpretations and selections made by the Compensation Committee regarding the Restated Annual Bonus Plan are final and conclusive.

For each fiscal year or part thereof, the Compensation Committee selects the executive officers (currently eight persons), senior corporate and divisional officers and other key employees (currently approximately 510 persons) who would be participants for the year. The Compensation Committee may limit the number of executive officers and senior corporate and divisional officers and

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

other key employees who would be participants for a fiscal year or part thereof. Selection as a participant for a fiscal year or part thereof by the Compensation Committee is limited to that fiscal year or part thereof. An individual is a participant for a fiscal year or part thereof only if designated as a participant by the Compensation Committee for such fiscal year or part thereof. The amount of bonus any individual receives under the Restated Annual Bonus Plan depends upon corporate and/or business unit performance for each fiscal year and is not presently determinable for the Company’s 2012 fiscal year. The benefits set forth in the table below were paid under the 2007 Annual Bonus Plan with respect to fiscal 2011:

Name and Position	Dollar Value
Blake W. Krueger, Chairman, CEO and President	$1,055,422
Donald T. Grimes, Senior Vice President, Chief Financial Officer, Treasurer and Chief Accounting Officer	$294,988
Pamela L. Linton, Senior Vice President, Global Human Resources	$193,902
Kenneth A. Grady, General Counsel and Secretary	$100,758
Michael F. McBreen, Former President, Global Operations Group	-
James D. Zwiers, Senior Vice President and President, Outdoor Group	$314,801
Executive Group	$2,043,132
Non-Executive Director Group	-
Non-Executive Officer Employee Group	$7,481,355

The Compensation Committee pre-establishes performance goals for each participant in the manner and within the time limits specified below. A target bonus goal is established by the Compensation Committee, expressed as a percentage of the participant’s base salary or a specified dollar amount. The Compensation Committee then establishes incentive bonus levels, expressed as a percentage of the target bonus, that is paid to the participant at specified levels of performance by the Company, a business unit, subsidiary, division, or profit center. The term incentive bonus, as used in the Restated Annual Bonus Plan, means an annual bonus awarded and paid to a participant for services to the Company during a fiscal year or part thereof that is based upon achievement of pre-established objectives. The Compensation Committee also establishes any specific conditions under which an incentive bonus could be reduced or forfeited (but not increased).

Under the Restated Annual Bonus Plan, performance is determined by reference to one or more of the following objectively determinable factors, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary, division, or profit center, either individually, alternatively or in any combination, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as selected by the Compensation Committee: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) economic value added measurements, (x) return on invested capital, (xi) return on operating revenue, (xii) cash flow (before or after dividends), (xiii) stock price, (xiv) total stockholder return, (xv) market capitalization, (xvi) debt leverage (debt to capital), (xvii) operating profit or net operating profit, (xx) operating margin or profit margin, (xix) cash from operations, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) cost management, (xxiv) customer service, or (xxv) customer satisfaction.

To the extent consistent with Section 162(m) of the Code, the administrator (i) will appropriately adjust any evaluation of performance under qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with standards established by applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) corporate stock and asset acquisitions and dispositions, and (e) accruals of any amounts for payment under the Restated Annual Bonus Plan or any other compensation arrangement maintained by the Company.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

The incentive bonus for each eligible participant for a fiscal year is determined on the basis of the target bonus and performance criteria established by the Compensation Committee for the fiscal year or part thereof. The Compensation Committee determines, and certifies in writing prior to payment of the incentive bonus, that performance for the fiscal year or part thereof satisfied the criteria established by the Compensation Committee for the year. The incentive bonus for any participant for a fiscal year may not, in any event, exceed $4,000,000. The incentive bonus of each participant is paid as soon as feasible following the final determination and certification by the Compensation Committee of the amount payable.

In the event of a termination of the employment prior to the end of a fiscal year, the incentive bonus otherwise payable to a participant for the fiscal year is adjusted as follows. If a participant ceases to be a participant before the end of any fiscal year and more than six months after the beginning of such fiscal year because of death, normal or early retirement under the Company’s retirement plan, as then in effect, or total disability under the Company’s long-term disability plan, an award is paid to the participant or the participant’s beneficiary after the end of such fiscal year prorated as follows: the award, if any, for such fiscal year is equal to 100% of the incentive bonus that the participant would have received if the participant had been a participant during the entire fiscal year, multiplied by the ratio of the participant’s full months as a participant during that fiscal year to the 12 months in that fiscal year. If an employee ceases to be a participant during any fiscal year, or prior to actual receipt of the award for a previous fiscal year, because of the participant’s termination of employment for any reason other than described above, the participant is not entitled to any award for such fiscal year.

Amendment and Termination

The Board of Directors may terminate the Restated Annual Bonus Plan at any time or may from time to time amend the Restated Annual Bonus Plan as it considers proper and in the best interests of the Company.

If the Restated Annual Bonus Plan is approved by the Company’s stockholders, the Restated Annual Bonus Plan would terminate as of the date of the first meeting of stockholders occurring in the fifth year following approval (that is, 2017) or any subsequent reapproval. If the Restated Annual Bonus Plan terminates due to lack of approval by the stockholders, no incentive bonus would be awarded under the plan for the fiscal year in which the Restated Annual Bonus Plan terminates.

Vote Required and Board Recommendation

Approval of the Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan) requires the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the proposal.

The Board of Directors recommends that you vote FOR approval of the Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

RELATED PARTY MATTERS

Certain Relationships and Related Transactions

Wolverine Worldwide has entered into agreements with Grimoldi, S.A., an Argentinean corporation of which Mr. Alberto L. Grimoldi, a director of Wolverine Worldwide, is chairman and a 35% shareholder. The agreements grant Grimoldi, S.A. the exclusive rights to distribute and sell footwear products in Argentina under the Hush Puppies®, Caterpillar®, and Patagonia® brand names, and footwear and apparel under the Merrell® brand name. Grimoldi, S.A. or its subsidiary purchases products, samples, footwear components, advertising materials and miscellaneous items from Wolverine Worldwide or pays Wolverine Worldwide royalties and certain sublicense fees based on sales or purchases of products in Argentina. Grimoldi, S.A. was obligated to pay Wolverine Worldwide purchase prices, royalties, sublicense fees, service fees and interest relating to purchases made or royalties and fees incurred in fiscal year 2011 totaling $5,462,805. All of the transactions described above occurred pursuant to continuing contractual arrangements between Wolverine Worldwide and Grimoldi, S.A. Wolverine Worldwide expects similar transactions to occur between Grimoldi, S.A. and Wolverine Worldwide and its subsidiaries during 2012.

In the ordinary course of its business, Wolverine Worldwide purchases promotional merchandise for use in connection with the sale of its products. In fiscal year 2011, Wolverine Worldwide purchased promotional merchandise from Bullseye Group, LLC totaling $217,863. One-third of Bullseye Group, LLC is owned by Daniel Mehney, the son of David P. Mehney, a director of Wolverine Worldwide. Wolverine Worldwide anticipates purchasing promotional materials from Bullseye Group, LLC in 2012.

The Governance Committee reviewed and approved or ratified each of these transactions in accordance with Wolverine Worldwide’s related person transactions policy, as described below.

Related Person Transactions Policy

Wolverine Worldwide’s Board adopted written policies and procedures regarding related person transactions. They require the Governance Committee to review and either approve or disapprove the Company entering into any Interested Transactions (defined below). If advance approval is not feasible, then the Governance Committee must review and ratify the Interested Transaction at its next meeting.

Interested Transaction

Any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

(1)            the aggregate amount involved is or is expected to exceed $100,000 since the beginning of Wolverine Worldwide’s last completed fiscal year;

(2)            Wolverine Worldwide is a participant; and

(3)            any Related Person (defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity).

Related Person

Any:

(a)            person who is or was at any point during the last fiscal year for which Wolverine Worldwide filed a Form 10-K and proxy statement, an executive officer, director or nominee for election as a director;

(b)            greater than five percent beneficial owner of Wolverine Worldwide’s common stock; or

(c)            immediate family member* of any of the foregoing.

*	Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in- law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).

The Governance Committee considers whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the extent of the Related Person’s interest in the

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

transaction, and other factors that it deems relevant. No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except to provide all material information to the Governance Committee.

The following Interested Transactions are pre-approved under the policies and procedures:

(a)	any transaction with another company where a Related Person’s only relationship is as an employee, director or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or two percent of that company’s total revenues.

(b)	any charitable contribution by Wolverine Worldwide to a charitable organization where a Related Person is an employee, if the aggregate amount involved does not exceed the lesser of $100,000, or two percent of the charitable organization’s total annual receipts.

ADDITIONAL INFORMATION

Stockholders List

A list of stockholders entitled to vote at the meeting will be available for review by Wolverine Worldwide stockholders at the office of R. Paul Guerre, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351, during ordinary business hours for the 10-day period before the meeting.

Director and Officer Indemnification

The Company indemnifies its directors and NEOs to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires its directors and NEOs, and persons who beneficially own more than 10% of the outstanding shares of the Company’s common stock, to file reports of ownership and changes in ownership of shares of common stock with the Securities and Exchange Commission. Directors, NEOs and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish Wolverine Worldwide with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for fiscal year 2011, except as set forth below, the Company believes that during fiscal year 2011, its officers and directors filed the required reports under Section 16(a) on a timely basis. On December 14, 2011, Mr. Douglas M. Jones filed a Form 4 reporting an award of 60 shares of Wolverine Worldwide common stock to him on October 5, 2011. The Form 4 also adjusts the total number of shares beneficially owned to account for this transaction. On January 18, 2012, Mr. Jones filed a Form 4 reporting an award of 100 stock options that were granted to him on October 5, 2011.

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

Pursuant to SEC Rule 14a-8, some stockholder proposals may be eligible for inclusion in Wolverine Worldwide’s 2013 proxy statement and proxy card. Any such stockholder proposals must be submitted in writing to the Secretary of Wolverine Worldwide no later than the close of business on November 12, 2012. You should address all stockholder proposals to the attention of R. Paul Guerre, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive, N.E., Rockford, Michigan 49351.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

The By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2013 Annual Meeting of Stockholders, must be received at the Company’s principal executive offices by the close of business not less than 90 days nor more than 120 days prior to the first anniversary of the 2012 Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to these provisions of the By-laws must be received between December 20, 2012, and the close of business on January 19, 2013. You should address a proposal to R. Paul Guerre, Secretary, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351,

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

and include the information and comply with the requirements set forth in those By-laws, which the Company has posted on its website. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline, and in certain other cases notwithstanding the stockholder’s compliance with this deadline.

Voting Securities

Stockholders of record at the close of business on March 1, 2012, will be eligible to vote at the meeting. The Company’s voting securities consist of its $1.00 par value common stock, and there were 48,666,594 shares outstanding and entitled to vote on the record date. Each share outstanding on the record date will be entitled to one vote on each director nominee and one vote on each other matter. Treasury shares are not voted. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the independent inspectors of election and certain employees of the Company and its agents who acknowledge their responsibility to comply with this policy of confidentiality.

Conduct of Business

A majority of the outstanding shares of common stock as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a “quorum.” Your shares are counted as present at the meeting if you are present at the meeting and vote in person, a proxy card has been properly submitted by you or on your behalf, or you have submitted your proxy by telephone or by Internet, or by completing, signing, dating and returning your proxy form in the enclosed envelope. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. A “broker non-vote” is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee lacks the discretionary authority to vote on certain matters and has not received voting instructions from the beneficial owner in respect of those specific matters.

Vote Required for Election and Approval

A plurality of the shares voted is required to elect directors. This means that the four nominees who receive the most votes will be elected. In counting votes on the election of directors, only votes cast “for” or “withheld” affect the outcome. All other matters require for approval the favorable vote of a majority of shares present or represented at the meeting and entitled to vote on the applicable matter. The results of Item 3, Advisory Resolution on Executive Compensation, are not binding on the Board of Directors.

With respect to the election of directors, abstentions and broker non-votes will not be counted as votes cast and therefore will have no effect. With respect to all other matters to be voted on at the annual meeting, abstentions will have the same effect as votes “against” the matter, and broker non-votes, if applicable, will have no effect. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner, and (2) the broker lacks discretionary voting power to vote those shares. Brokers do not have discretionary authority with respect to any of the proposals except for the ratification of the independent registered public accounting firm.

Voting Results of the Annual Meeting

The Company will announce preliminary voting results at the annual meeting and publish final results in a Form 8-K within four business days following the meeting. If final results are not known within four business days of the annual meeting, then the Company will file a Form 8-K with the preliminary results and file an amended Form 8-K within four business days of the availability of the final results.

Attending the Annual Meeting

You may vote shares held directly in your name as the stockholder of record in person at the annual meeting. If you choose to vote in person, please bring the enclosed proxy card and proof of identification. Even if you plan to attend the annual meeting in person, Wolverine Worldwide recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting. You may vote shares held in “street name” through a brokerage account or by a bank or other nominee in person if you obtain a proxy from the record holder giving you the right to vote the shares.

Wolverine Worldwide Notice of 2012 Annual Meeting of Stockholders and Proxy Statement

Manner for Voting Proxies

The shares represented by all valid proxies received by telephone, by Internet or by mail will be voted in the manner specified. Where the shareholder has not indicated a specific choice, the shares represented by all valid proxies received will be voted in accordance with the Board’s recommendations as follows: (1) for each of the nominees for directors named earlier in this proxy statement, (2) for ratification of the appointment of the independent auditor, (3) for the advisory vote on executive compensation, (4) for the approval of the Restated Long-Term Plan, and (5) for the approval of the Restated Annual Bonus Plan. The Board has not received timely notice of any matter that may come before the annual meeting. However, should any matter not described above be properly presented at the annual meeting, the persons named in the proxy form will vote in accordance with their judgment as permitted.

Revocation of Proxies

A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy or by notifying the inspectors of election in writing of such revocation. If your Wolverine Worldwide shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity and bring it with you to hand in with your ballot, in order to be able to vote your shares at the meeting.

Solicitation of Proxies

The Company will pay the expenses of solicitation of proxies for the annual meeting. Solicitations may be made in person or by telephone, by officers and employees of the Company, or by nominees or other fiduciaries who may mail materials to or otherwise communicate with the beneficial owners of shares held by the nominees or other fiduciaries. These individuals will not be paid any additional compensation for any such solicitation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of the Company’s common stock. The Company has engaged Georgeson Inc. at an estimated cost of $26,000, plus expenses and disbursements, to assist in solicitation of proxies.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Wolverine Worldwide stock, your broker, bank or other nominee may only deliver one copy of this proxy statement and the Company’s 2012 Annual Report to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this proxy statement and its 2012 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit this request by writing to Investor Relations, Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, or by calling (616) 866-5500 and asking for Investor Relations. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future should make a request directly to their broker, bank or other nominee.

Access to Proxy Statement and Annual Report

Wolverine Worldwide’s financial statements for the fiscal year ended December 31, 2011, are included in the Company’s 2011 Annual Report, which the Company is providing to stockholders at the same time as this proxy statement. Wolverine Worldwide’s Proxy Statement for the 2012 Annual Meeting of Stockholders and the Annual Report to Stockholders for the fiscal year ended December 31, 2011, are available at www.wolverineworldwide.com/2012annualmeeting. If you have not received or do not have access to the 2011 Annual Report, write to Wolverine World Wide, Inc., 9341 Courtland Drive N.E., Rockford, Michigan 49351, Attn: Investor Relations or call (616) 866-5500 and ask for Investor Relations, and the Company will send a copy to you without charge.

APPENDIX A

Wolverine World Wide, Inc.

Amended and Restated Executive Long-Term Incentive Plan

(3-Year Bonus Plan)

SECTION 1: Establishment of Plan; Purpose of Plan

1.1 Establishment of Plan.  The Company hereby establishes the AMENDED AND RESTATED WOLVERINE WORLD WIDE, INC. EXECUTIVE LONG-TERM INCENTIVE PLAN (3-YEAR BONUS PLAN) (the “Plan”) for its executive officers and key management employees. The Plan amends and restates the Wolverine World Wide, Inc. Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan) previously approved by the stockholders at the 2007 Annual Meeting of Stockholders. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company, or a Subsidiary, operating division or profit center, over a 3-year period or part thereof.

1.2 Purpose of Plan.  The purpose of the Plan is to encourage longer range strategic planning and not stress over-dependence on short-term performance which could hinder long-term increases in stockholder value and/or achievement of a strategic position and/or advantage in the marketplace, to encourage cooperation among all the units of the Company to foster a closer and more cooperative association and sense of teamwork and to encourage executive officers and key management individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted and administered to achieve that purpose.

1.3 Effective Date.  The Plan is initially effective as of February 8, 2012. Adoption of the Plan by the Board and payment of Incentive Bonuses pursuant to this Plan shall be contingent upon approval of the Plan by the stockholders of the Company at the 2012 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of the Stockholders. In the absence of such approval, this Plan shall be void.

SECTION 2: Definitions

The following terms have the stated definitions unless a different meaning is plainly required by the context:

2.1 “Act” means the Securities Exchange Act of 1934, as amended.

2.2 “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant’s will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant’s estate.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least 2 members and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code.

2.6 “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

2.7 “Fiscal Year” means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

2.8 “Incentive Bonus” means a bonus awarded and paid to a Participant for services to the Company during a 3-year period that is based upon achievement of pre-established financial objectives by the Company, or a Subsidiary, operating division or profit center.

2.9 “Market Value” shall equal the closing market price of shares of common stock of the Company on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of common stock of the Company) on the date of grant or reference, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of common stock of the Company were traded.

2.10 “Participant” means an executive officer or key management employee of the Company or its Subsidiaries who is designated as a Participant for a 3-year period.

2.11 “Performance” means the level of achievement by the Company as a whole or a business unit, Subsidiary, division, or profit center of the performance criteria established by the Committee pursuant to Section 5.3.

2.12 “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

2.13 “Surviving Spouse” means the spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

2.14 “Target Bonus” means the bonus goal established by the Committee for each Participant under Section 5.2(a).

SECTION 3: Administration

3.1 Power and Authority.  The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries. Except as limited in this Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

3.2 Indemnification of Committee Members.  Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4: Participation

4.1 Participation.  For each 3-year period, the Committee shall select the executive officers and key management employees who shall be the Participants for the 3-year period. The Committee may limit the number of executive officers and key management employees who will be Participants for a 3-year period. Executive officers and key management employees shall be designated as

Participants within the first 90 days of any 3-year period; provided, that an officer or key employee who is first employed by the Company or a Subsidiary during any 3-year period or who is assigned new duties during any 3-year period may be designated as a Participant for a performance period commencing on the date the officer or key employee assumes his or her new duties through the end of the 3-year period.

4.2 Continuing Participation.  Selection as a Participant for a 3-year period or part thereof by the Committee is limited to that 3-year period. An eligible executive officer or key management employee will be a Participant for a 3-year period only if designated as a Participant by the Committee for such 3-year period.

SECTION 5: Performance Goals and Criteria

5.1 Concept.  The primary concept of the Plan is to establish financial performance goals for each 3-year time period for the Company. The performance periods are overlapping, beginning every Fiscal Year and ending 3 full Fiscal Years later. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company over the 3-year period or part thereof.

5.2 Selection of Criteria.  The Committee shall pre-establish performance goals for each Participant or group of Participants in the manner and within the time limits specified in this Section 5. For each Participant or group of Participants for each 3-year period or part thereof, the Committee shall specify:

(a) Target Bonus.   A Target Bonus, expressed as a specified dollar amount or as a percentage of the Participant’s average annual earned salary;

(b) Incentive Bonus.  The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of Performance by the Company based on the criteria established by the Committee pursuant to Section 5.3;

(c) Performance Measurement.  The applicable measurement of Performance under Section 5.3; and

(d) Conditions on Incentive Bonus.  Any specific conditions under which an Incentive Bonus specified under (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of Performance or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

5.3 Measurement of Performance.  Performance is determined by reference to one or more of the following objectively determinable factors, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary, division, or profit center, either individually, alternatively or in any combination, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as selected by the Committee: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) economic value added measurements, (x) return on invested capital, (xi) return on operating revenue, (xii) cash flow (before or after dividends), (xiii) stock price, (xiv) total stockholder return, (xv) market capitalization, (xvi) debt leverage (debt to capital), (xvii) operating profit or net operating profit, (xx) operating margin or profit margin, (xix) cash from operations, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) cost management, (xxiv) customer service, or (xxv) customer satisfaction.

To the extent consistent with Section 162(m) of the Code, the Committee (i) will appropriately adjust any evaluation of performance under qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with with standards established by applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) corporate stock and asset acquisitions and dispositions, and (e) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company.

5.4 Incentive Bonus Conditioned on Performance.  Payment of an Incentive Bonus to a Participant for a 3-year period or part thereof under this Plan shall be entirely contingent upon the Performance criteria established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the 3-year period or part thereof.

5.5 Time of Determination by Committee.  All determinations to be made by the Committee for a 3-year period or part thereof pursuant to this Section 5 shall be made by the Committee during the shorter of the first 90 days of such performance period and the period ending on the date on which 25 percent of the performance period has elapsed.

5.6 Objective Standards.  An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the shorter of the period ending on the 90th day of a performance period or part thereof or the date on which 25 percent of the performance period has elapsed. Except as specifically provided in Section 5.3, the Committee shall have no authority or discretion to increase any Incentive Bonus or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus for any Participant for any 3-year period or part thereof above the amount determined by the applicable objective standards established within the time periods set forth in this Section. The Committee may exercise negative discretion to decrease or eliminate any Incentive Bonus.

SECTION 6: Determination and Payment of Incentive Bonuses

6.1 Committee Certification.  The Incentive Bonus for each eligible Participant for a 3-year period or part thereof shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5. The Committee shall determine, and shall certify in writing prior to payment of any Incentive Bonus, that the Company Performance for the 3-year period or part thereof satisfied the Performance criteria established by the Committee for the period. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

6.2 Partial Period Performance Adjustments.  The Incentive Bonus otherwise payable to a Participant for a 3-year period or part thereof shall be adjusted as follows:

(a) Retirement, Death or Total Disability.  If a Participant ceases to be a Participant before the end of any 3-year period and more than 12 months after the beginning of such 3-year period because of death, normal or early retirement under the Company’s retirement plan, as then in effect, or total disability under the Company’s long-term disability plan, an award shall be paid to the Participant or the Participant’s Beneficiary after the end of such 3-year period prorated as follows: the award, if any, for such 3-year period shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire performance period, multiplied by the ratio of the Participant’s full months as a Participant during that performance period to the total number of months in that performance period. The award, if any, shall only be made in the form of a cash payout. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

(b) Reassignment of Duties.  If a Participant is reassigned employment duties before the end of any 3-year period, an award shall be paid to the Participant after the end of such 3-year period prorated as follows: the award shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire performance period, multiplied by the ratio of the Participant’s full months as a Participant during that performance period prior to the reassignment to the total number of months in that performance period. If such Participant is designated as a Participant in his or her new position, an additional award shall be paid to the Participant after the end of such 3-year period prorated as follows: the award shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire performance period, multiplied by the ratio of the Participant’s months as a Participant during that performance period after the reassignment (rounded up to the next full month) to the total number of months in that performance period.

(c) Other Termination.  If an employee ceases to be a Participant during any 3-year period(s), or prior to actual receipt of the award for a previous period because of the Participant’s termination of employment for any reason other than described in Section 6.2(a), the Participant will not be entitled to any award for such 3-year period. If a Participant continues in Wolverine’s employment but no longer is approved by the Committee to participate in future 3-year periods, the Participant shall be eligible for a prorated award determined in the same manner set forth in Section 6.2(a). Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section.

6.3 Maximum Incentive Bonus.  The Incentive Bonus for any Participant for a 3-year period shall not, in any event, exceed $4,000,000.

6.4 Payment to Participant or Beneficiary.  The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable; provided, however, in no event will the Incentive Bonus be paid later than the fifteenth day of the third month following the end of the third Fiscal Year of the Incentive Bonus 3-year period for which the Performance criteria have been satisfied.

6.5 Manner of Payment.  Unless the Committee determines otherwise, each Participant will receive his or her Incentive Bonus in cash. The Committee may, in its discretion, determine to pay all or part of a Participant’s Incentive Bonus in the form of stock (restricted or unrestricted). The Company will make the cash payment as soon as feasible following final determination and certification by the Committee of the amount payable; provided, however, in no event will the Incentive Bonus be paid later than the fifteenth day of the third month following the end of the third Fiscal Year of the Incentive Bonus 3-year period for which the Performance criteria have been satisfied.

6.6 Stock Payment.  The Committee may determine to pay all or part of an Incentive Bonus using restricted or unrestricted stock. In such a case, each Participant will receive a grant of stock under the Company’s existing stockholder approved plans on the same date the cash payment is made pursuant to Section 6.5. The number of shares of stock a Participant shall receive will equal the Incentive Bonus (or part thereof) divided by the Market Value of the Company’s common stock on the date of grant, rounded to the nearest whole share. Each award of stock shall be evidenced by a stock agreement containing such terms and conditions, including vesting schedules, consistent with the provisions of this Plan and the plan under which the stock is so awarded.

SECTION 7: General Provisions

7.1 Benefits Not Guaranteed.  Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

7.2 No Right to Participate.  Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for any 3-year period shall create a right to an Incentive Bonus under the Plan for any other 3-year period. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

7.3 No Employment Right.  Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any Subsidiary will continue to employ any individual and this Plan shall not be construed or applied as an employment contract or obligation. Nothing in this Plan shall abridge or diminish the rights of the Company or any Subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

7.4 No Assignment or Transfer.  Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

7.5 No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

7.6 Withholding and Payroll Taxes.  The Company shall deduct from any payment made under this Plan all amounts required by federal, state, local and foreign tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

7.7 Incompetent Payee.  If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan in total discharge of the Plan’s obligations to the Participant or Beneficiary.

7.8 Governing Law.  The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

7.9 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 8: Termination and Amendment

The Board may terminate the Plan at any time or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No amendment adopted after the shorter of the period ending on the 90th day of a performance period or the date on which 25 percent of the performance period has elapsed may directly or indirectly increase the amount of any Incentive Bonus, or alter the objective criteria in a manner which will increase any Incentive Bonus, for that 3-year period or part thereof. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a 3-year period or part thereof, no Incentive Bonuses shall be payable for the 3-year period in which the Plan is terminated, or, if later, in which the termination is effective.

SECTION 9: Duration of the Plan

Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of the stockholders in 2017 unless reapproved by the stockholders at that meeting or any earlier meeting. If reapproval occurs, the Plan will terminate as of the date of the first meeting of the stockholders in the fifth year following reapproval and each subsequent reapproval unless reapproved on or before the termination date. If the Plan terminates under this provision due to lack of reapproval by the stockholders, Incentive Bonuses shall be paid for the 3-year periods already commenced before the date of termination of the Plan, except for the 3-year period that initially began in the year the Plan terminates.

APPENDIX B

Wolverine World Wide, Inc.

Amended and Restated Executive Short-Term Incentive Plan

(Annual Bonus Plan)

SECTION 1: Establishment of Plan; Purpose of Plan

1.1 Establishment of Plan.  The Company hereby establishes the AMENDED AND RESTATED EXECUTIVE SHORT-TERM INCENTIVE PLAN (ANNUAL BONUS PLAN) (the “Plan”), for its executive officers, senior corporate and divisional officers and other key employees. The Plan amends and restates the Wolverine World Wide, Inc. Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan) previously approved by the stockholders at the 2007 Annual Meeting of Stockholders. The Plan provides for the payment of bonuses to participants based upon the financial performance of the Company, or a Subsidiary, operating division or profit center of the Company, in a particular fiscal year or part thereof.

1.2 Purpose of Plan.  The purpose of the Plan is to motivate Participants to improve the Company’s profitability and growth by the attainment of carefully planned goals, promote initiative and cooperation with awards based on corporate and divisional performance and encourage outstanding individuals to enter and continue in the employ of the Company. Within that context, the Plan is intended to provide performance-based compensation under Section 162(m) of the Code and shall be interpreted and administered to achieve that purpose.

1.3 Effective Date.  The Plan is initially effective as of February 8, 2012. Adoption of the Plan by the Board and payment of Incentive Bonuses for Fiscal Year 2013 and thereafter shall be contingent upon approval by the stockholders at the 2012 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of the Stockholders. In the absence of such approval, this Plan shall be void.

SECTION 2: Definitions

The following terms have the stated definitions unless a different meaning is plainly required by the context:

2.1 “Act” means the Securities Exchange Act of 1934, as amended.

2.2 “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any amount payable with respect to the Participant under the Plan after the Participant’s death. A Participant may designate or change a Beneficiary by filing a signed designation with the Committee in a form approved by the Committee. A Participant’s will is not effective for this purpose. If a designation has not been completed properly and filed with the Committee or is ineffective for any other reason, the Beneficiary shall be the Participant’s Surviving Spouse. If there is no effective designation and the Participant does not have a Surviving Spouse, the remaining benefits, if any, shall be paid to the Participant’s estate.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Code” means the Internal Revenue Code of 1986, as amended.

2.5 “Committee” means the Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least 2 members and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code.

2.6 “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.

2.7 “Fiscal Year” means the fiscal year of the Company for financial reporting purposes as the Company may adopt from time to time.

2.8 “Incentive Bonus” means an annual bonus awarded and paid to a Participant for services to the Company during a Fiscal Year that is based upon achievement of pre-established performance objectives by the Company, or a Subsidiary, operating division or profit center.

2.9 “Participant” means an executive officer, senior corporate or divisional officer or other key employee of the Company or its Subsidiaries who is designated as a Participant for a Fiscal Year.

2.10 “Performance” means the level of achievement by the Company as a whole or a business unit, Subsidiary, division, or profit center of the performance criteria established by the Committee pursuant to Section 5.2.

2.11 “Subsidiary” means any company or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.

2.12 “Surviving Spouse” means the spouse of the Participant at the time of the Participant’s death who survives the Participant. If the Participant and spouse die under circumstances which prevent ascertainment of the order of their deaths, it shall be presumed for the Plan that the Participant survived the spouse.

2.13 “Target Bonus” means the bonus goal established by the Committee for each Participant under Section 5.1(a).

SECTION 3: Administration

3.1 Power and Authority.  The Plan shall be administered by the Committee. The Committee may delegate recordkeeping, calculation, payment and other ministerial or administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries. Except as limited in the Plan, the Committee shall have all of the express and implied powers and duties set forth in the Plan and shall have full authority and discretion to interpret the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be as effective as if it had been taken at a meeting. The Committee may make such other rules for the conduct of its business and may adopt such other rules, policies and forms for the administration, interpretation and implementation of the Plan as it deems advisable. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

3.2 Indemnification of Committee Members.  Neither any member or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each individual who is or has been a member of the Committee, or delegated authority by the Committee, shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with any act or failure to act under the Plan. Each such individual shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4: Participation

4.1 Participation.  For each Fiscal Year, the Committee shall select the executive officers, senior corporate and divisional officers and other key employees who shall be the Participants for the Fiscal Year. The Committee may limit the number of executive officers, senior corporate and divisional officers and other key employees who will be Participants for a Fiscal Year. Officers and key employees shall be designated as Participants within the first 90 days of any Fiscal Year; provided, that an officer or key employee who is first employed by the Company or a Subsidiary during the Fiscal Year or who is assigned new duties during the Fiscal Year may be designated as a Participant for a performance period commencing on the date the officer or key employee assumes his or her new duties through the end of the Fiscal Year.

4.2 Continuing Participation.  Selection as a Participant for a Fiscal Year or part thereof by the Committee is limited to that Fiscal Year. An eligible executive officer, senior corporate or divisional officer or key employee will be a Participant for a Fiscal Year only if designated as a Participant by the Committee for such Fiscal Year.

SECTION 5: Performance Goals and Criteria

5.1 Selection of Criteria.  The Committee shall pre-establish performance goals for each Participant or group of Participants in the manner and within the time limits specified in this Section 5. For each Participant or group of Participants for each Fiscal Year or part thereof, the Committee shall specify:

(a) Target Bonus.  A Target Bonus, expressed as a percentage of the Participant’s base salary or a specified dollar amount;

(b) Incentive Bonus.  The Incentive Bonus levels, expressed as a percentage of the Target Bonus, that shall be paid to the Participant at specified levels of performance by the Company, division or profit center based on the criteria established by the Committee pursuant to Section 5.2;

(c) Performance Measurement.  The applicable measurement of Performance under Section 5.2; and

(d) Conditions on Incentive Bonus.  Any specific conditions under which an Incentive Bonus specified under subsection (b) above may be reduced or forfeited (but not increased).

The Incentive Bonus levels specified under subsection (b) above may be expressed either as (i) a matrix of percentages of the Target Bonus that will be paid at specified levels of the Performance or (ii) a mathematical formula that determines the percentage of the Target Bonus that will be paid at varying levels of Performance.

5.2 Measurement of Performance.  Performance is determined by reference to one or more of the following objectively determinable factors, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Subsidiary, division, or profit center, either individually, alternatively or in any combination, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, as selected by the Committee: (i) net earnings or earnings per share (including earnings before interest, taxes, depreciation and/or amortization), (ii) income, net income or operating income, (iii) revenues, (iv) net sales, (v) return on sales, (vi) return on equity, (vii) return on capital (including return on total capital or return on invested capital), (viii) return on assets or net assets, (ix) economic value added measurements, (x) return on invested capital, (xi) return on operating revenue, (xii) cash flow (before or after dividends), (xiii) stock price, (xiv) total stockholder return, (xv) market capitalization, (xvi) debt leverage (debt to capital), (xvii) operating profit or net operating profit, (xx) operating margin or profit margin, (xix) cash from operations, (xx) market share, (xxi) product development or release schedules, (xxii) new product innovation, (xxiii) cost management, (xxiv) customer service, or (xxv) customer satisfaction.

To the extent consistent with Section 162(m) of the Code, the Committee (i) will appropriately adjust any evaluation of performance under qualifying performance criteria to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle, all as determined in accordance with standards established by applicable accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (ii) may appropriately adjust any evaluation of performance under qualifying performance criteria to exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation, claims, judgments or settlements, (c) the effect of changes in tax law or other such laws or provisions affecting reported results, (d) corporate stock and asset acquisitions and dispositions, and (e) accruals of any amounts for payment under the Plan or any other compensation arrangement maintained by the Company.

5.3 Incentive Bonus Conditioned on Performance.  Payment of an Incentive Bonus to a Participant for a Fiscal Year or part thereof under this Plan shall be entirely contingent upon achievement of the Performance levels established by the Committee pursuant to this Section 5, the satisfaction of which is substantially uncertain when established by the Committee for the Fiscal Year or part thereof.

5.4 Time of Determination by Committee.  All determinations to be made by the Committee for a performance period pursuant to this Section 5 shall be made by the Committee during the shorter of the first 90 days of such performance period and the period ending on the date on which 25 percent of the performance period has elapsed.

5.5 Objective Standards.  An Incentive Bonus shall be based solely upon objective criteria, consistent with this Section 5, from which an independent third party with knowledge of the facts could determine whether the performance goal or range of goals is met and from that determination could calculate the Incentive Bonus to be paid. Although the Committee has authority to exercise reasonable discretion to interpret this Plan and the criteria it shall specify pursuant to this Section 5 of the Plan, it may not amend or waive such criteria after the shorter of the period ending on the 90th day of a performance period or the date on which 25 percent of the performance period has elapsed. Except as specifically provided in Section 5.2, the Committee shall have no authority or discretion to increase any Incentive Bonus or to construct, modify or apply the measurement of Performance in a manner that will directly or indirectly increase the Incentive Bonus for any Participant for any Fiscal Year above the amount determined by the applicable objective standards established within the time periods set forth in this Section. The Committee may exercise negative discretion to reduce or eliminate any Incentive Bonus.

SECTION 6: Determination and Payment of Incentive Bonuses

6.1 Committee Certification.  The Incentive Bonus for each eligible Participant for a Fiscal Year or part thereof shall be determined on the basis of the Target Bonus and Performance criteria established by the Committee pursuant to Section 5. The Committee shall determine, and shall certify in writing prior to payment of the Incentive Bonus, that the Company Performance for the Fiscal Year or part thereof satisfied the Performance criteria established by the Committee for the period. Approved minutes of the Committee shall constitute sufficient written certification for this purpose.

6.2 Eligibility for Payment.  The Incentive Bonus otherwise payable to a Participant for a Fiscal Year or part thereof shall be adjusted as follows:

(a) Retirement, Death or Total Disability.  If a Participant ceases to be a Participant before the end of any Fiscal Year and more than 6 months after the beginning of such Fiscal Year because of death, normal or early retirement under the Company’s retirement plan, as then in effect, or total disability under the Company’s long-term disability plan, an award shall be paid to the Participant or the Participant’s Beneficiary after the end of such Fiscal Year prorated as follows: the award, if any, for such Fiscal Year shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire Fiscal Year, multiplied by the ratio of the Participant’s full months as a Participant during that Fiscal Year to the 12 months in that Fiscal Year. Notwithstanding the foregoing, the Committee shall have discretion to reduce or eliminate any Incentive Bonus otherwise payable pursuant to this Section 6.2(a).

(b) Reassignment of Duties.  If a Participant is reassigned employment duties before the end of any Fiscal Year, an award shall be paid to the Participant after the end of such Fiscal Year prorated as follows: the award shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire Fiscal Year, multiplied by the ratio of the Participant’s full months as a Participant during the Fiscal Year prior to the reassignment to the 12 months in that Fiscal Year. If such Participant is designated as a Participant in his or her new position, an additional award shall be paid to the Participant after the end of such Fiscal Year prorated as follows: the award shall be equal to 100% of the Incentive Bonus that the Participant would have received if the Participant had been a Participant during the entire Fiscal Year, multiplied by the ratio of the Participant’s months as a Participant during that Fiscal Year after the reassignment (rounded up to the next full month) to the 12 months in that Fiscal Year.

(c) Other Termination.  If an employee ceases to be a Participant during any Fiscal Year, or prior to actual receipt of the award for a previous Fiscal Year, because of the Participant’s termination of employment for any reason other than described in Section 6.2(a), the Participant will not be entitled to any award for such Fiscal Year.

6.3 Maximum Incentive Bonus.  The Incentive Bonus for any Participant for a Fiscal Year under this Plan shall not, in any event, exceed $4,000,000.

6.4 Payment to Participant or Beneficiary.  The Incentive Bonus of each Participant shall be paid to the Participant, or the Beneficiary of any deceased Participant, by the Company as soon as feasible following final determination and certification by the Committee of the amount payable; provided, however, in no event will the Incentive Bonus be paid later than the fifteenth day of the third month following the end of the Fiscal Year for which the Performance criteria for the Incentive Bonus have been met.

6.5 Manner of Payment.  Each Participant will receive his or her Incentive Bonus in cash.

SECTION 7: General Provisions

7.1 Benefits Not Guaranteed.  Neither the establishment and maintenance of the Plan nor participation in the Plan shall provide any guarantee or other assurance that an Incentive Bonus will be payable under the Plan.

7.2 No Right to Participate.  Nothing in this Plan shall be deemed or interpreted to provide a Participant or any non-participating employee any contractual right to participate in or receive benefits under the Plan. No designation of an employee as a Participant for all or any part of a Fiscal Year shall create a right to an Incentive Bonus under the Plan for any other Fiscal Year. There is no obligation of uniformity of treatment of employees, eligible officers or Participants under the Plan.

7.3 No Employment Right.  Participation in this Plan shall not be construed as constituting a commitment, guarantee, agreement or understanding of any kind that the Company or any Subsidiary will continue to employ any individual and this Plan shall not be construed or applied as an employment contract or obligation. Nothing in this Plan shall abridge or diminish the rights of the Company or any Subsidiary to determine the terms and conditions of employment of any Participant, officer or other employee or to terminate the employment of any Participant, officer or other employee with or without reason at any time.

7.4 No Assignment or Transfer.  Neither a Participant nor any Beneficiary or other representative of a Participant shall have any right to assign, transfer, attach or hypothecate any amount or credit, potential payment or right to future payments of any amount or credit or any other benefit provided under this Plan. Payment of any amount due or to become due under this Plan shall not be subject to the claims of creditors of the Participant or to execution by attachment or garnishment or any other legal or equitable proceeding or process.

7.5 No Limit on Other Compensation Arrangements.  Nothing contained in this Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements. A Participant may have other targets under other plans of the Company. However, no payment under any other plan or arrangement shall be contingent upon failure to attain the criteria for payment of an Incentive Bonus under this Plan.

7.6 Withholding and Payroll Taxes.  The Company shall deduct from any payment made under this Plan all amounts required by federal, state, local and foreign tax laws to be withheld and shall subject any payments made under the Plan to all applicable payroll taxes and assessments.

7.7 Incompetent Payee.  If the Committee determines that an individual entitled to a payment under this Plan is incompetent, it may cause benefits to be paid to another individual for the use or benefit of the Participant or Beneficiary at the time or times otherwise payable under this Plan in total discharge of the Plan’s obligations to the Participant or Beneficiary.

7.8 Governing Law.  The validity, construction and effect of the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

7.9 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the remaining provisions of the Plan shall not be affected and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

SECTION 8: Termination and Amendment

The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company. No amendment adopted after the shorter of the period ending on the 90th day of a performance period or the date on which 25 percent of a performance period has elapsed may directly or indirectly increase any Incentive Bonus for that Fiscal Year. Except as otherwise provided in this Plan and the applicable objective criteria established pursuant to this Plan for determining the amount of any Incentive Bonus for a Fiscal Year or part thereof, no Incentive Bonuses shall be payable for the Fiscal Year in which the Plan is terminated, or, if later, in which the termination is effective.

SECTION 9: Duration of the Plan

Subject to earlier termination by the Board, this Plan shall terminate without action by the Board as of the date of the first meeting of stockholders held in 2017, unless reapproved by the stockholders at such meeting or earlier. If reapproval occurs, the Plan will terminate as of the date of the first meeting of stockholders in the fifth year following reapproval or any subsequent reapproval. If the Plan terminates under this provision due to lack of reapproval by the stockholders, no Incentive Bonuses shall be awarded for the Fiscal Year in which the Plan terminates.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 18, 2012.

Vote by Internet
• Log on to the Internet and go to www.investorvote.com/www • Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

— IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. —

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.

+
1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold

	01 - Alberto L. Grimoldi	☐	☐	02 - Joseph R. Gromek	☐	☐	03 - Brenda J. Lauderback	☐	☐

	04 - Shirley D. Peterson	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2012.	☐	☐	☐	3.	An advisory resolution approving compensation for the Company’s named executive officers	☐	☐	☐

4.	Proposal to approve Amended and Restated Executive Long-Term Incentive Plan (3-Year Bonus Plan).	☐	☐	☐	5.	Proposal to approve Amended and Restated Executive Short-Term Incentive Plan (Annual Bonus Plan).	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT - Please sign exactly as your name(s) appears on this Proxy. When signing on behalf of a corporation, partnership, estate or trust, indicate title or capacity of person signing. If shares are held jointly, each holder must sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

WOLVERINE WORLD WIDE, INC.

9341 Courtland Drive, N.E.

Rockford, Michigan 49351

Wolverine World Wide, Inc. will be holding its Annual Meeting of Stockholders on April 19, 2012. The enclosed Notice of 2012 Annual Meeting of Stockholders provides information regarding the matters that are expected to be voted on at the meeting. Your vote is important to us. Even if you plan to attend the meeting, please read the enclosed materials and vote through the Internet, by telephone or by mailing the Proxy Card below.

Telephone and Internet Voting.

On the reverse side of this card are instructions on how to vote through the Internet or by telephone. Please consider voting through one of these methods. Your vote is recorded as if you mailed in your Proxy. We believe voting through the Internet or by telephone is convenient, and it also saves money.

Thank you in advance for your participation in our 2012 Annual Meeting.

Wolverine World Wide, Inc.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — WOLVERINE WORLD WIDE, INC.

This proxy is solicited on behalf of the Board of Directors

The undersigned stockholder hereby appoints Blake W. Krueger and Donald T. Grimes, and each of them, each with full power of substitution, as proxies to represent the undersigned stockholder and to vote all shares of Common Stock of Wolverine World Wide, Inc. that the stockholder would be entitled to vote on all matters that properly come before the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 9341 Courtland Drive N.E., Rockford, Michigan, 49351, on Thursday, April 19, 2012, at 10 a.m. Eastern Daylight Time, and any adjournment of that meeting.

If this Proxy is properly executed, the shares represented by this Proxy will be voted as specified. If this Proxy is properly executed but no specification is made, the shares represented by this Proxy will be voted for the election of all nominees named on this Proxy as directors and for approval of Proposals 2, 3, 4 and 5 identified on this Proxy. The shares represented by this Proxy will be voted in the discretion of the proxies on any other matters that may properly come before the meeting.

PLEASE DO NOT VOTE BY MORE THAN ONE METHOD. THE LAST VOTE RECEIVED WILL BE THE OFFICIAL VOTE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)